Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-280211 and 333-280211-01

PROSPECTUS SUPPLEMENT

(To prospectus dated June 14, 2024

as supplemented by Supplement No. 1 dated December 11, 2025)

$75,000,000

PennyMac Corp.

8.500% Exchangeable Senior Notes due 2029

fully and unconditionally guaranteed by

PennyMac Mortgage Investment Trust

PennyMac Corp. (“PennyMac Corp.”), an indirect wholly-owned subsidiary of PennyMac Mortgage Investment Trust (“PMT”), is offering $75,000,000 aggregate principal amount of its 8.500% Exchangeable Senior Notes due 2029 (the “notes”) in a registered direct placement to one or more purchasers at a cash price of 101.24583333% of the principal amount of the notes, including accrued and unpaid interest from, and including, December 1, 2025 to, but excluding, December 22, 2025. The notes PennyMac Corp. is offering will be issued as additional notes under the Indenture (as defined below) pursuant to which PennyMac Corp. previously issued $291,500,000 aggregate principal amount of its 8.500% Exchangeable Senior Notes due 2029 in May and June 2024 and earlier in December 2025, which we refer to as the “existing notes,” all of which are outstanding. The notes will have substantially identical terms as the existing notes and will be treated as a single series of securities with the existing notes under the Indenture and will vote as one class under the Indenture. PennyMac Corp. expects to issue the notes with the same unrestricted CUSIP number under which the existing notes currently trade.

The notes will bear interest at a rate equal to 8.500% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The notes will mature on June 1, 2029.

Prior to the close of business on the business day immediately preceding March 1, 2029, holders may exchange all or any portion of their notes only upon satisfaction of certain conditions. On or after March 1, 2029, holders may exchange all or any portion of their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon exchange, PennyMac Corp. will pay cash up to the aggregate principal amount of the notes to be exchanged and pay or deliver, as the case may be, cash, common shares of beneficial interest of PMT (“PMT common shares”), or a combination of cash and PMT common shares, at PennyMac Corp.’s election, in respect of the remainder, if any, of PennyMac Corp.’s exchange obligation in excess of the aggregate principal amount of the notes being exchanged, as described in this prospectus supplement, the accompanying prospectus dated June 14, 2024 (the “prospectus”) and supplement no. 1 thereto dated December 11, 2025 (the “supplement” and, collectively with the prospectus, the “accompanying prospectus”).

The exchange rate will initially be 63.3332 PMT common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $15.79 per PMT common share). The exchange rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change, PennyMac Corp. will, in certain circumstances, increase the exchange rate for a holder that exchanges its notes in connection with such make-whole fundamental change.

PMT will guarantee all payments due on the notes. The guarantee will be PMT’s senior unsecured obligation and will rank senior in right of payment to any of PMT’s indebtedness that is expressly subordinated in right of payment to the guarantee, equal to any of PMT’s other unsecured indebtedness that is not so subordinated, effectively junior to any of PMT’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of PMT’s subsidiaries.

PennyMac Corp. may not redeem the notes prior to maturity. No sinking fund will be provided for the notes.

If a fundamental change occurs, holders may require PennyMac Corp. to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The notes will be PennyMac Corp.’s senior unsecured obligations and will rank senior in right of payment to any of PennyMac Corp.’s indebtedness that is expressly subordinated in right of payment to the notes, equal to any of PennyMac Corp.’s unsecured indebtedness that is not so subordinated (including the existing notes), effectively junior to any of PennyMac Corp.’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of PennyMac Corp.’s subsidiaries.

The notes will be evidenced by a global note deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”). Except as described in this prospectus supplement and the accompanying prospectus, beneficial interests in the global note will be shown on, and transfers thereon will be effected only through, records maintained by DTC and its direct and indirect participants.

The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. PMT common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PMT.” On December 18, 2025, the last reported sale price for PMT common shares on the NYSE was $13.19 per share.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the reports PMT files with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that you should consider before making a decision to invest in the notes.

	Per Note	Total
Offering price(1)	101.24583333%	$75,934,375.00
Proceeds to PennyMac Corp., before expenses(1)	101.24583333%	$75,934,375.00

(1)	Includes accrued interest from, and including, December 1, 2025 to, but excluding, December 22, 2025.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or the guarantee or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

PennyMac Corp. expects to deliver the notes in book-entry form through the facilities of DTC on or about December 22, 2025.

Prospectus supplement dated December 18, 2025.

Prospectus Supplement

Supplement No. 1 to Prospectus

DESCRIPTION OF 2029 EXCHANGEABLE NOTES	1

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, including both the prospectus and the supplement thereto. The supplement describes the terms of the notes, and the prospectus gives more general information, some of which may not apply to this offering or the notes. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in this prospectus supplement, the accompanying prospectus or a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier document.

You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we issue. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified therein.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the documents we incorporate herein and therein by reference, contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from management’s expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties discussed under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Factors that could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:

•	changes in interest rates;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets;

•	events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets;

•	changes in real estate values, housing prices and housing sales;

•	changes in macroeconomic, consumer and real estate market conditions;

•

a prolonged federal government shutdown, which could increase loan delinquencies, delay the processing of government loan applications and make it more difficult for customers in flood-prone areas to procure government-backed insurance;

•	the degree and nature of our competition;

S-iii

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire mortgage loans, and our success in doing so;

•	the concentration of credit risks to which we are exposed;

•

our dependence on PNMAC Capital Management, LLC (“PCM” or our “Manager”) and PennyMac Loan Services, LLC (“PLS” or our “Servicer”), potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at our Manager, Servicer or their affiliates;

•	our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	our substantial amount of indebtedness;

•	the performance, financial condition and liquidity of borrowers;

•	our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics;

•	the ability of our Servicer to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

•	our indemnification and repurchase obligations in connection with mortgage loans we may purchase, sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership rights in our investments;

•	increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on our investments;

•	the performance of mortgage loans underlying mortgage-backed securities (“MBS”) in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	increased prepayments of the mortgages and other loans underlying our MBS or relating to our mortgage servicing rights (“MSRs”) and other investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations;

•	our ability to maintain appropriate internal control over financial reporting;

•	our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business;

•	our ability to detect misconduct and fraud;

S-iv

•	developments in the secondary markets for our mortgage loan products;

•	legislative and regulatory changes that impact the mortgage loan industry or housing market;

•	regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities;

•	the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of home ownership and home affordability programs;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

•

limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

Other factors that could also cause results to differ from our expectations may not be described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, or any other document. Each of these factors could by itself, or together with one or more other factors, adversely affect our business, income and/or financial condition. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making a decision to invest in the notes. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise indicated or the context requires otherwise, in this prospectus supplement, references to (i) “we,” “us,” “our” and the “Company” refer to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, and its consolidated subsidiaries, including PennyMac Corp., the issuer, (ii) “PennyMac Corp.” refer to PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of PMT, excluding its consolidated subsidiaries, (iii) “PennyMac Mortgage Investment Trust” and “PMT” refer to PennyMac Mortgage Investment Trust, excluding its consolidated subsidiaries, and (iv) the “Operating Partnership” refer to PennyMac Operating Partnership, L.P., a Delaware limited partnership.

Our Company

We are a specialty finance company that invests in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. A significant portion of our investment portfolio is comprised of mortgage-related assets that we have created through our correspondent production activities, including MSRs, subordinate MBS, and credit risk transfer (“CRT”) arrangements, which absorb credit losses on certain of the loans we have sold. We also invest in Agency and senior non-Agency MBS, subordinate credit-linked MBS and interest-only and principal-only stripped MBS. We have also historically invested in distressed mortgage assets (distressed loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PCM, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our loans and MSRs are serviced by PLS. PCM and PLS are both indirect controlled subsidiaries of PennyMac Financial Services, Inc., a publicly-traded mortgage banking and investment management company separately listed on the NYSE.

We operate our business in three segments: credit sensitive strategies, interest rate sensitive strategies and correspondent production. Non-segment activities are included in our corporate operations. Our segment and corporate activities are described below:

•	The credit sensitive strategies segment represents our investments in CRT arrangements referencing loans from our own correspondent production and subordinate MBS.

•	The interest rate sensitive strategies segment represents our investments in MSRs, Agency and senior non-Agency MBS and the related interest rate hedging activities.

•

The correspondent production segment represents our operations aimed at serving as an intermediary between lenders and the capital markets by purchasing, pooling and reselling newly originated prime credit quality loans either directly or in the form of MBS, using the services of PCM and PLS.

We primarily sell the loans we acquire through our correspondent production activities to government-sponsored entities (“GSEs”) such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”) or to PLS primarily for sale into securitizations guaranteed by the Government National Mortgage Association (“Ginnie Mae”), or the GSEs. Freddie Mac, Fannie Mae and Ginnie Mae are each referred to as an “Agency” and, collectively, as the “Agencies.” We may also securitize certain of our loans directly and retain senior and subordinate MBS created in the securitizations.

•	The corporate operations include management fees, compensation, professional services, and other amounts attributable to our corporate operations and certain interest income and expense.

We conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership and our Operating Partnership’s subsidiaries. A wholly-owned subsidiary of ours is the sole general partner, and we are the sole limited partner, of our Operating Partnership. PennyMac Corp. is a wholly-owned subsidiary of our Operating Partnership.

We believe that we qualify, and we have elected to be taxed, as a REIT under the Internal Revenue Code of 1986 (the “Code”) beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

The following is a brief summary of the terms of this offering and the notes. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of 2029 Exchangeable Notes” in the accompanying prospectus.

Issuer	PennyMac Corp.

Securities Offered	$75,000,000 aggregate principal amount of 8.500% Exchangeable Senior Notes due 2029.

The notes PennyMac Corp. is offering will be issued as additional notes under the Indenture pursuant to which PennyMac Corp. previously issued $291,500,000 aggregate principal amount of its 8.500% Exchangeable Senior Notes due 2029 in May and June 2024 and earlier in December 2025, which we refer to as the “existing notes,” all of which are outstanding. The issuance of $75,000,000 aggregate principal amount of existing notes earlier in December 2025 is described in PMT’s Current Report on Form 8-K filed with the SEC on December 16, 2025, which is incorporated herein by reference. The notes will have substantially identical terms as the existing notes and will be treated as a single series of securities with the existing notes under the Indenture and will vote as one class under the Indenture. PennyMac Corp. expects to issue the notes with the same unrestricted CUSIP number under which the existing notes currently trade.

The existing notes were issued pursuant to an Indenture, dated as of April 30, 2013 (the “Base Indenture”), among PennyMac Corp., as issuer, PennyMac Mortgage Investment Trust, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Fourth Supplemental Indenture thereto, dated as of May 24, 2024 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Maturity	The notes will mature on June 1, 2029 unless previously repurchased or exchanged in accordance with their terms prior to such date.

Issue Price	101.24583333% of principal amount, including accrued and unpaid interest from, and including, December 1, 2025 to, but excluding, December 22, 2025. If settlement occurs after December 22, 2025, then the purchase price will be adjusted by adding accrued interest from, and including, December 22, 2025 to, but excluding, the date of settlement.

Interest	The notes will bear interest at a rate equal to 8.500% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026.

Exchange Rights	Prior to the close of business on the business day immediately preceding March 1, 2029, holders may exchange all or any portion of their notes only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price of PMT common shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the applicable exchange price on each applicable trading day;

•

during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of 2029 Exchangeable Notes—Exchange Rights—Exchange Upon Satisfaction of Trading Price Condition” in the accompanying prospectus) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of PMT common shares and the applicable exchange rate on each such trading day;

•	upon the occurrence of specified corporate events described under “Description of 2029 Exchangeable Notes—Exchange Rights—Exchange Upon Specified Corporate Events” in the accompanying prospectus.

On or after March 1, 2029, holders may exchange all or any portion of their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The exchange rate will initially equal 63.3332 PMT common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $15.79 per common share). The exchange rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

In addition, following the occurrence of a make-whole fundamental change, PennyMac Corp. will, in certain circumstances, increase the exchange rate for a holder that exchanges its notes in connection with such make-whole fundamental change. See “Description of 2029 Exchangeable Notes—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change” in the accompanying prospectus. You will not receive any separate cash payment for interest, if any, accrued and unpaid to the exchange date except in limited circumstances. Instead, interest will be deemed paid by PennyMac Corp.’s delivery of PMT common shares, together with any cash payment for any fractional share, for which your note is exchangeable. See “Description of 2029 Exchangeable Notes—Exchange Rights—General” in the accompanying prospectus.

Settlement Upon Exchange	Upon exchange, PennyMac Corp. will pay cash up to the aggregate principal amount of the notes to be exchanged and pay or deliver, as the case may be, cash, PMT common shares or a combination of cash and PMT common shares, at PennyMac Corp.’s election, in respect of the remainder, if any, of PennyMac Corp.’s exchange obligation in excess of the aggregate principal amount of the notes being exchanged. The amount of cash and PMT common shares, if any, due upon exchange will be based on a daily exchange value calculated on a proportionate basis for each trading day in a 30 trading day observation period. See “Description of 2029 Exchangeable Notes—Exchange Rights—Settlement Upon Exchange” in the accompanying prospectus.

PennyMac Corp. will deliver the exchange consideration due in respect of an exchange on the second business day immediately following the last VWAP trading day (as defined under “Description of 2029 Exchangeable Notes—Exchange Rights—Settlement Upon Exchange” in the accompanying prospectus) of the relevant observation period. PennyMac Corp. will not issue fractional PMT common shares upon exchange of notes. Instead, PennyMac Corp. will pay cash in lieu of fractional shares based on the daily VWAP on the last VWAP trading day of the relevant observation period. See “Description of 2029 Exchangeable Notes—Exchange Rights—Settlement Upon Exchange” in the accompanying prospectus.

No Redemption	PennyMac Corp. may not redeem the notes prior to maturity, and no sinking fund will be provided for the notes.

Fundamental Change	If a “fundamental change” (as defined under “Description of 2029 Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” in the accompanying prospectus) occurs, subject to certain conditions, you may require PennyMac Corp. to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes will be PennyMac Corp.’s senior unsecured obligations and will rank senior in right of payment to any of PennyMac Corp.’s indebtedness that is expressly subordinated in right of payment to the notes, equal to any of PennyMac Corp.’s unsecured indebtedness that is not so subordinated (including the existing notes), effectively junior to any of PennyMac Corp.’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of PennyMac Corp.’s subsidiaries.

As of September 30, 2025, PennyMac Corp. had total indebtedness (excluding payables, derivative liabilities and recourse liability) of $6.0 billion, $5.4 billion of which was secured indebtedness to which the notes would have ranked effectively junior, including $2.1 billion of indebtedness of PennyMac Corp.’s subsidiaries to third parties, and $540.4 million of which was unsecured indebtedness to which the notes would have ranked equally.

The Indenture governing the notes does not limit the amount of indebtedness which PennyMac Corp. may incur.

Guarantee	PMT will guarantee all payments due on the notes. The guarantee will be PMT’s senior unsecured obligation and will rank senior in right of payment to any of PMT’s indebtedness that is expressly subordinated in right of payment to the guarantee, equal to any of PMT’s other unsecured indebtedness that is not so subordinated, effectively junior to any of PMT’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of PMT’s subsidiaries.

As of September 30, 2025, PMT had total consolidated indebtedness (excluding payables, derivative liabilities and recourse liability) of $16.3 billion, $16.2 billion of which was indebtedness of PMT’s subsidiaries to third parties to which the guarantee would have been structurally subordinated, and $556.6 million of which was unsecured indebtedness to which the guarantee would have ranked equally.

The Indenture governing the notes does not limit the amount of indebtedness which PMT may incur.

Events of Default; Additional Interest	Except as described under “Description of 2029 Exchangeable Notes—Events of Default” in the accompanying prospectus, if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving PennyMac Corp., PMT or their respective significant subsidiaries.

To the extent PennyMac Corp. elects, the sole remedy for an event of default relating to PMT’s failure to comply with its reporting obligations as set forth under “Description of 2029 Exchangeable Notes—Provision of Financial Information” in the accompanying prospectus will, after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 180 days of the 360-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and

(y) 0.50% per annum of the principal amount of the notes outstanding for the last 180 days of such 360-day period as long as such event of default is continuing.

Restrictions on Ownership and Transfer	Subject to certain exceptions, PMT’s declaration of trust restricts ownership of more than 9.8% by vote or value, whichever is more restrictive, of the outstanding PMT common shares, or 9.8% by vote or value, whichever is more restrictive, of PMT’s outstanding shares of beneficial interest of all classes and series, and contains other restrictions on the ownership and transfer of PMT’s shares in order to assist PMT in maintaining its qualification as a REIT for U.S. federal income tax purposes, among other purposes. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus.

No holder of notes will be entitled to exchange such notes for PMT common shares to the extent that receipt of such PMT common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limits contained in PMT’s declaration of trust, unless such person has been exempted from the ownership limits in PMT’s board of trustees’ sole discretion and in accordance with PMT’s declaration of trust, or violate the other restrictions on ownership and transfer of PMT’s shares. Any attempted exchange of notes that would result in the issuance of PMT common shares in excess of the ownership limits in the absence of such an exemption or in a violation of the other restrictions on ownership and transfer of PMT’s shares contained in PMT’s declaration of trust will be void to the extent that such exchange would result in such excess or violation, and the related notes or portions thereof will be returned to the holder by PennyMac Corp. as promptly as practicable. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information regarding these restrictions.

If any delivery of PMT common shares owed to a holder upon exchange of notes is not made, in whole or in part, as a result of the limitations described above, PennyMac Corp.’s obligation to make such delivery shall not be extinguished and PennyMac Corp. shall deliver such PMT common shares as promptly as practicable after any such exchanging holder gives notice to PennyMac Corp. that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by vote or value, whichever is more restrictive) of the outstanding PMT common shares, or 9.8% (by vote or value, whichever is more restrictive) of PMT’s outstanding shares of beneficial interest of all classes and series at such time.

Book-Entry Form

The notes will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of 2029 Exchangeable Notes—Book-Entry, Settlement and Clearance” in the accompanying prospectus.

No Listing	The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. PMT common shares are listed on the NYSE under the symbol “PMT.”

Certain U.S. Federal Income Tax Considerations	For certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the PMT common shares for which the notes are exchangeable, see “Supplemental U.S. Federal Income Tax Considerations” below and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Trustee, Paying Agent and Exchange Agent	The Bank of New York Mellon Trust Company, N.A.

Use of Proceeds	We intend to use the net proceeds from this offering for the repayment of a portion of the borrowings outstanding under our secured MSR and servicing advance facilities; the repurchase or repayment of a portion of PennyMac Corp.’s 5.50% Exchangeable Senior Notes due 2026 (the “2026 Exchangeable Notes”); and for other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Governing Law	New York

Risk Factors	An investment in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that you should consider before making a decision to invest in the notes.

RISK FACTORS

Investing in the notes being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in the notes, you should consider carefully the risk factors related to the notes and this offering described below and the other risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2024. If any of these risks actually occurs, it may materially harm our business, financial condition, operating results and cash flows. As a result, the trading price of the notes could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results and cash flows and could result in a complete loss of your investment. As used in this section of the prospectus supplement, the term “notes” includes the existing notes, unless the context requires otherwise.

Risks Related to the Notes and to this Offering

Your right to receive payment on the notes and the guarantee is unsecured and is effectively subordinated to any existing and future secured debt of PennyMac Corp., in the case of the notes, and PMT, in the case of the guarantee, to the extent of the value of the collateral therefor, and the notes and the guarantee are structurally subordinated to existing and future indebtedness and other liabilities of PennyMac Corp’s and PMT’s subsidiaries.

The notes will be the direct unsecured obligations of PennyMac Corp. and therefore are effectively subordinated in right of payment to any of PennyMac Corp.’s secured indebtedness and PMT’s guarantee is effectively subordinated in right of payment to any of PMT’s secured indebtedness, in each case, to the extent of the collateral therefor. If PennyMac Corp. defaults on the notes, or becomes bankrupt, liquidates or reorganizes, any secured creditors could use their collateral to satisfy their secured indebtedness before you would receive any payment on the notes. If the value of such collateral is not sufficient to pay any secured indebtedness in full, PennyMac Corp.’s secured creditors would share the value of PennyMac Corp.’s other assets, if any, with you and the holders of other claims against PennyMac Corp. which rank equally with the notes. The guarantee of the notes has a similar ranking with respect to secured indebtedness of PMT as the notes do with respect to PennyMac Corp.’s secured indebtedness.

In addition, PMT derives substantially all of its income from, and holds substantially all of its assets through, its subsidiaries. As a result, PMT will depend on distributions from its subsidiaries in order to meet its payment obligations under its indebtedness, including the guarantee. In addition, none of the subsidiaries of PMT or PennyMac Corp. will guarantee obligations under the notes. Accordingly, PennyMac Corp.’s and PMT’s rights to receive any assets of any of their respective subsidiaries, and therefore your right to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors.

As of September 30, 2025, PennyMac Corp. had total indebtedness (excluding payables, derivative liabilities and recourse liability) of $6.0 billion, $5.4 billion of which was secured indebtedness to which the notes would have ranked effectively junior, including $2.1 billion of indebtedness of PennyMac Corp.’s subsidiaries to third parties, and $540.4 million of which was unsecured indebtedness to which the notes would have ranked equally.

As of September 30, 2025, PMT had total consolidated indebtedness (excluding payables, derivative liabilities and recourse liability) of $16.3 billion, $16.2 billion of which was indebtedness of PMT’s subsidiaries to third parties to which the guarantee would have been structurally subordinated, and $556.6 million of which was unsecured indebtedness to which the guarantee would have ranked equally.

PennyMac Corp.’s and PMT’s substantial indebtedness could materially and adversely affect their business, financial condition, liquidity and results of operations and prevent PennyMac Corp. from fulfilling its obligations under the notes or PMT from fulfilling its obligations under the guarantee.

PennyMac Corp. and PMT currently have and, after this offering, will continue to have a significant amount of indebtedness. As of September 30, 2025, PennyMac Corp.’s total indebtedness was $6.0 billion and PMT’s total consolidated indebtedness was $16.3 billion (in each case, excluding payables, derivative liabilities and recourse liability). This substantial level of indebtedness increases the risk that PennyMac Corp. and PMT may be unable to generate enough cash to pay amounts due in respect of their indebtedness, including the notes and the guarantee.

PennyMac Corp.’s and PMT’s substantial indebtedness could have important consequences to you and significant effects on their business. For example, it could:

•	make it more difficult for PennyMac Corp. to satisfy its obligations with respect to the notes or for PMT to satisfy its obligations with respect to the guarantee;

•	increase vulnerability to general adverse economic and industry conditions;

•

require the dedication of a substantial portion of cash flow from operations to payments on indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital requirements, strategic growth initiatives and development efforts and other general business purposes;

•	limit flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to competitors that have less indebtedness; and

•	limit our ability to raise capital for working capital, loans, acquisitions, debt service requirements, execution of our business strategy and other general business purposes.

In addition, the agreements that govern PennyMac Corp.’s and PMT’s current indebtedness contain, and the agreements that may govern any future indebtedness that PennyMac Corp. or PMT may incur may contain, financial and other restrictive covenants that will limit PennyMac Corp.’s or PMT’s ability to engage in activities that may be in their long-term best interests. The failure of PennyMac Corp. or PMT to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of their debt.

Despite substantial current indebtedness, PennyMac Corp. and PMT and their respective subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with substantial leverage.

PennyMac Corp. and PMT and their respective subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that could be effectively or structurally senior to the notes and the guarantee. Furthermore, the Indenture governing the notes does not limit the amount of debt that PennyMac Corp. or PMT or their respective subsidiaries may issue. Adding new indebtedness to current debt levels could make it more difficult for PennyMac Corp. to satisfy its obligations with respect to the notes or for PMT to satisfy its obligations with respect to the guarantee.

The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair PennyMac Corp.’s ability to fulfill its obligations under the notes and PMT to fulfill its obligations under the guarantee.

The Indenture governing the notes does not contain any financial covenants and does not restrict PennyMac Corp. or PMT from paying dividends, incurring debt or issuing or repurchasing other securities. Because the

Indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving PennyMac Corp. or PMT or in the event of a decline in PennyMac Corp.’s or PMT’s credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving PennyMac Corp. or PMT, except to the extent described under “Description of 2029 Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes,” “Description of 2029 Exchangeable Notes—Consolidation, Merger and Sale of Assets” and “Description of 2029 Exchangeable Notes—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change” in the accompanying prospectus, PennyMac Corp. and PMT may engage in transactions that may impair PennyMac Corp.’s ability to fulfill its obligations under the notes and PMT’s ability to fulfill its obligations under the guarantee. Other than the repurchase right, the restrictions provided by the merger covenant described under “Description of 2029 Exchangeable Notes—Consolidation, Merger and Sale of Assets” in the accompanying prospectus and PennyMac Corp.’s obligation to increase the exchange rate with respect to the notes in certain circumstances upon the occurrence of certain events, PennyMac Corp. and PMT generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

PennyMac Corp. and PMT expect that the trading price of the notes will be significantly affected by changes in the market price of PMT common shares, the interest rate environment and PennyMac Corp.’s and PMT’s credit quality, each of which could change substantially at any time.

PennyMac Corp. and PMT expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of PMT common shares, the interest rate environment and PennyMac Corp.’s and PMT’s credit quality. Each of these factors may be volatile, and may or may not be within PennyMac Corp.’s or PMT’s control.

For example, the trading price of the notes will increase with the market price and volatility of PMT common shares. Neither PennyMac Corp. nor PMT can, however, predict whether the market price of PMT common shares will rise or fall or whether the volatility of PMT common shares will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of PMT common shares. Moreover, PMT may or may not choose to take actions that could influence the volatility of PMT common shares.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the trading price of the notes will likely decrease because notes bearing interest at a fixed rate generally decline in value as market interest rates rise. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in the credit quality of PennyMac Corp. or of PMT. Because the credit quality of each of PennyMac Corp. and of PMT is influenced by a variety of factors, some of which are beyond the control of PennyMac Corp. or PMT, neither PennyMac Corp. nor PMT can guarantee that it will maintain or improve its credit quality during the term of the notes. In addition, because PennyMac Corp. or PMT may choose to take actions that adversely affect its credit quality, such as incurring additional debt, there can be no guarantee that its credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

Recent and future regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Under this strategy, investors typically short sell a certain number of PMT common shares and adjust their short position over time while they continue to hold the notes. Investors may also implement this strategy by entering into swaps on PMT common shares in lieu of or in addition to short selling the PMT common shares.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including PMT common shares). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of PMT common shares, borrow PMT common shares or enter into swaps on PMT common shares could similarly adversely affect the trading price and the liquidity of the notes.

In addition, the liquidity of the market for PMT common shares and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of common shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on PMT common shares with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in, and potential purchasers of, the notes seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on PMT common shares, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely effected.

Some significant restructuring transactions that may adversely affect you may not constitute a “fundamental change” under the Indenture, in which case PennyMac Corp. would not be obligated to offer to repurchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of 2029 Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” in the accompanying prospectus), you have the right, at your option, to require PennyMac Corp. to repurchase your notes for cash. However, the definition of fundamental change contained in the Indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the Indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes.

For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions may not constitute a fundamental change requiring PennyMac Corp. to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require PennyMac Corp. to repurchase their notes, even though each of these transactions could increase the amount of PennyMac Corp.’s or PMT’s indebtedness, or otherwise adversely affect PennyMac Corp.’s or PMT’s capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the exchange rate for notes exchanged in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

Upon the occurrence of a make-whole fundamental change, PennyMac Corp. will, in certain circumstances, increase the exchange rate for a holder that exchanges its notes in connection with such make-whole fundamental change. The increase in the exchange rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per PMT common share in such make-whole fundamental change, all as described under “Description of 2029 Exchangeable Notes—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change” in the accompanying prospectus.

Although the adjustment to the exchange rate for notes exchanged in connection with a make-whole fundamental change is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for PMT common shares in the make-whole fundamental change is greater than $21.00 per share or less than $13.73 per share (in each case, subject to adjustment in accordance with the Indenture), then PennyMac Corp. will not be required to adjust the exchange rate if you exchange your notes in connection with such make-whole fundamental change. Moreover, in no event will PennyMac Corp. increase the exchange rate solely because of such an adjustment to a rate that exceeds 72.8332 PMT common shares per $1,000 principal amount of notes, subject to adjustments in accordance with the Indenture.

Furthermore, the definition of make-whole fundamental change contained in the Indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the Indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions could significantly affect the trading characteristics of PMT common shares and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

In addition, PennyMac Corp.’s obligation to increase the exchange rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

Adjustments to the exchange rate do not cover all dilutive events that may adversely affect the value of the notes.

The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of share dividends on PMT common shares, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of PMT’s shares of beneficial interest, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of 2029 Exchangeable Notes—Exchange Rights—Exchange Rate Adjustments” in the accompanying prospectus. However, the exchange rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of PMT common shares for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or PMT common shares. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the exchange rate.

PennyMac Corp. may not have the ability to purchase the notes upon a fundamental change.

If a fundamental change occurs, you will have the right, at your option, to require PennyMac Corp. to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. However, PennyMac Corp. may not have sufficient funds at the time it is required to purchase the notes surrendered therefor and may not be able to arrange necessary financing on acceptable terms, if at all. Moreover, the occurrence of a fundamental change would also constitute a fundamental change under the 2026 Exchangeable Notes, such that the holders of the 2026 Exchangeable Notes would have a similar right to require PennyMac Corp. to purchase their then-outstanding 2026 Exchangeable Notes, which would increase the risk that PennyMac Corp. may be unable to purchase notes when required to do so. In addition, PennyMac Corp.’s ability to purchase the notes may be limited by law, by regulatory authority or by the agreements governing PennyMac Corp.’s other indebtedness outstanding at the time. If PennyMac Corp. fails to pay the fundamental change purchase price when due, and PMT fails to satisfy its obligation with respect to the guarantee, a default under the Indenture governing the notes will occur. A default under the Indenture would also constitute a default under certain agreements governing PennyMac Corp.’s or PMT’s other existing indebtedness, which would further restrict PennyMac Corp.’s or PMT’s ability to make required payments under the notes or the guarantee. In addition, the occurrence of certain events that would constitute a fundamental change would also constitute an event of default under certain of PennyMac Corp.’s and PMT’s existing credit agreements (and could also constitute a default under agreements governing PennyMac Corp.’s or PMT’s future indebtedness).

The conditional exchange feature of the notes, if triggered, may adversely affect PennyMac Corp.’s financial condition and operating results.

In the event the conditional exchange feature of the notes is triggered, holders of notes will be entitled to exchange the notes at any time during specified periods at their option. See “Description of 2029 Exchangeable Notes—Exchange Rights” in the accompanying prospectus. If one or more holders elect to exchange their notes, PennyMac Corp. would be required to settle the principal amount of such notes through the payment of cash, which could adversely affect PennyMac Corp.’s liquidity. In addition, even if holders do not elect to exchange their notes, PennyMac Corp. could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of PennyMac Corp.’s net working capital.

The conditional exchange feature of the notes could result in your receiving less than the value of the PMT common shares into which the notes would otherwise be exchangeable.

Prior to the close of business on the business day immediately preceding March 1, 2029, you may exchange your notes only if specified conditions are met. If the specific conditions for exchange are not met, you will not be able to exchange your notes, and you may not be able to receive the value of the cash, PMT common shares or a combination of cash and PMT common shares, as applicable, into which the notes would otherwise be exchangeable.

We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our shareholders.

We will retain broad discretion over the use of proceeds from this offering. Shareholders and holders of the notes may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for PMT’s shareholders. We intend to use the net proceeds from this offering as described under “Use of Proceeds” in this prospectus supplement. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds from this offering may vary substantially from our currently planned uses.

The notes do not trade on any national securities exchange and are not quoted on any interdealer quotation system. An active trading market for the notes may not be maintained.

The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. We cannot assure you that there will be an active trading market for the notes. If an active trading market for the notes is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of PMT common shares, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which may not affect debt that is not convertible into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

Issuances of additional PMT common shares or instruments convertible into or exchangeable for PMT common shares, including in connection with exchanges of the notes, may materially and adversely affect the price of PMT common shares and, in turn, the notes.

Neither PennyMac Corp. nor PMT is restricted from issuing additional PMT common shares or other instruments convertible into or exchangeable for PMT common shares during the life of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for PMT common shares. If PennyMac Corp. or PMT issues additional PMT common shares or instruments convertible into or exchangeable for PMT common shares, such issuances may materially and adversely affect the price of PMT common shares and, in turn, the price of the notes. Furthermore, the exchange of some or all of the notes for PMT common shares may dilute the ownership interests of existing shareholders, and any sales in the public market of PMT common shares issuable upon any such exchange could adversely affect prevailing market prices of PMT common shares or the notes. In addition, the anticipated issuance and sale of substantial amounts of PMT common shares or the anticipated conversion, exchange or exercise of securities for PMT common shares could depress the price of PMT common shares.

Holders of notes will not be entitled to any rights with respect to PMT common shares, but will be subject to all changes made with respect to PMT common shares.

Holders of notes will not be entitled to any rights with respect to PMT common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on PMT common shares), unless and until the time at which they become holders of PMT common shares, which will be, with respect to any notes that are exchanged, the close of business on the last VWAP trading day of the relevant observation period, but will be subject to all changes affecting PMT common shares. For example, if an amendment is proposed to PMT’s declaration of trust requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you become a holder of PMT common shares, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting PMT common shares.

Certain provisions in the notes and the Indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of PennyMac Corp. or PMT.

Certain provisions in the notes and the Indenture could make it more difficult or more expensive for a third party to acquire PennyMac Corp. or PMT. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require PennyMac Corp. to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, PennyMac Corp. may be required to increase the exchange rate for holders who exchange their notes in connection with such make-whole fundamental change. PennyMac Corp.’s and PMT’s obligations under the notes and the Indenture could increase the cost of acquiring PennyMac Corp. or PMT or otherwise discourage a third party from acquiring PennyMac Corp. or PMT or removing incumbent management.

Restrictions on ownership and transfer of PMT’s shares contained in its declaration of trust may impair the ability of holders to exchange notes for PMT common shares.

In order to assist PMT in maintaining its qualification as a REIT for U.S. federal income tax purposes, among other purposes, PMT’s declaration of trust contains restrictions on the ownership and transfer of PMT common shares and other outstanding shares of beneficial interest. The relevant sections of PMT’s declaration of trust provide that, subject to the exceptions described under “Description of Shares of Beneficial Interest—Restrictions

on Ownership and Transfer” in the accompanying prospectus, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of the outstanding PMT common shares, which we refer to as the common share ownership limit, or 9.8% by vote or value, whichever is more restrictive, of PMT’s outstanding shares of beneficial interest of all classes or series, which we refer to as the aggregate share ownership limit, and contains other restrictions on the ownership and transfer of PMT’s shares. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive PMT common shares following exchange of such notes to the extent that receipt of such PMT common shares would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limits or violate the other restrictions on ownership and transfer of PMT’s shares contained in its declaration of trust. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus. No holder of notes will be entitled to exchange such notes for PMT common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limits contained in PMT’s declaration of trust, unless such person has been exempted from such limits in PMT’s board of trustees’ sole discretion and in accordance with PMT’s declaration of trust, or violate the other restrictions on ownership and transfer of PMT’s shares contained in its declaration of trust. Any attempted exchange of notes that would result in the issuance of PMT common shares in excess of the ownership limits in the absence of such an exemption or in a violation of the other restrictions on ownership and transfer of PMT’s shares will be void to the extent of such excess or violation, and the related notes or portions thereof will be returned to the holder by PennyMac Corp. as promptly as practicable. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information regarding these restrictions.

PennyMac Corp. will not be able to deliver PMT common shares to any holder of notes if the delivery of PMT common shares would cause that holder to exceed the ownership limits described above. However, if any delivery of PMT common shares owed to a holder upon exchange of notes is not made, in whole or in part, as a result of the limitations described above, PennyMac Corp.’s obligation to make such delivery shall not be extinguished and it shall deliver such PMT common shares as promptly as practicable after any such exchanging holder gives notice to it that such delivery would not result in such exchanging holder being the beneficial or constructive owner of more than 9.8% (by vote or value, whichever is more restrictive) of the outstanding PMT common shares, or 9.8% (by vote or value, whichever is more restrictive) of PMT’s outstanding shares of beneficial interest of all classes and series at such time. See “Supplemental U.S. Federal Income Tax Considerations” below and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Risks Related to Taxation

Certain of the possible adjustments to the exchange rate may result in a deemed distribution from PennyMac Corp. to a holder of a note that will be taxable even though the holder does not receive a corresponding distribution of cash.

The exchange rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the exchange rate of the notes are made, a holder may be deemed to have received a taxable distribution from PennyMac Corp. even though the holder does not receive a corresponding distribution of cash. A deemed distribution to a Non-U.S. Holder (as defined under “Supplemental U.S. Federal Income Tax Considerations” below and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus) may be subject to U.S. federal withholding tax, which may be set off against subsequent payments of cash and PMT common shares. See “Supplemental U.S. Federal Income Tax Considerations” below and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You generally will be subject to tax on an exchange of notes.

The receipt of PMT common shares and cash in lieu of fractional shares upon an exchange of the notes will generally be treated as a taxable sale or exchange of the notes for U.S. federal income tax purposes upon which you will recognize gain or loss if you are a U.S. Holder (as defined under “Supplemental U.S. Federal Income Tax Considerations” below). The amount of gain or loss will be equal to the difference (if any) between your amount realized (other than amounts attributable to accrued but unpaid stated interest) and your adjusted tax basis in the note. See “Supplemental U.S. Federal Income Tax Considerations—Taxation of Noteholders—Consequences to U.S. Holders of the Notes—Exchange of Notes” below.

The Internal Revenue Service could attempt to treat PMT as the borrower under the notes issued by PennyMac Corp., which treatment would have adverse tax consequences to both PMT and PennyMac Corp.

PMT is providing a financial guarantee under the notes. It is possible that the Internal Revenue Service (the “IRS”) could attempt to treat PMT, rather than PennyMac Corp., as the borrower. If PMT were treated as the borrower, PennyMac Corp. may be unable to deduct interest paid on the notes and could owe additional U.S. federal and state income tax. Even if PennyMac Corp. is respected as the borrower, it may be subject to interest deduction limitations with respect to interest paid on the notes, which could increase the amount of U.S. federal or state income tax otherwise payable by PennyMac Corp.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $75.6 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for the repayment of a portion of the borrowings outstanding under our secured MSR and servicing advance facilities; the repurchase or repayment of a portion of the 2026 Exchangeable Notes; and for other general corporate purposes.

As of September 30, 2025, we had $1.4 billion of outstanding borrowings under our secured MSR and servicing advance facilities and, as of such date, the remaining terms on our secured MSR and servicing advance facilities ranged from 157 to 327 days, and our secured MSR and servicing advance facilities had interest rates ranging from 7.23% to 7.50%, with a weighted average borrowing rate of 7.45%.

In addition, as of September 30, 2025, PennyMac Corp. had $345 million aggregate principal amount of the 2026 Exchangeable Notes outstanding, which notes bear interest at an annual rate of 5.50% and mature on March 15, 2026.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the notes issued by PennyMac Corp. and PMT common shares issuable on the exchange thereof. This section supplements and, where applicable, supersedes the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus, and should be read together with such discussion. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Code, the regulations promulgated by the U.S. Treasury Department under the Code (the “Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary. This summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:

•	depository institutions;

•	insurance companies;

•	broker dealers;

•	regulated investment companies;

•	persons holding the notes or PMT common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax;

•	partnerships and trusts;

•	persons who hold the notes or PMT common shares on behalf of another person as nominee, except to the extent discussed below;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

•	tax-exempt organizations (unless specifically mentioned);

•	persons (other than Non-U.S. Holders, as defined below) whose functional currency is not the U.S. dollar;

•	accrual method taxpayers subject to special accounting rules as a result of the use of financial statements (within the meaning of Section 451(b) of the Code);

•	a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the Code); and

•	a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the Code) or any entity wholly owned by one or more qualified foreign pension funds.

This summary assumes that investors will hold the notes or PMT common shares issuable on the exchange thereof as a capital asset, which generally means as property held for investment.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds the notes or PMT common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes and PMT common shares issuable on the exchange thereof.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES OR PMT COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR HOLDING THE NOTES OR PMT COMMON SHARES WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF THE NOTES OR PMT COMMON SHARES ISSUABLE ON THE EXCHANGE THEREOF.

Taxation of Noteholders

Consequences to U.S. Holders of the Notes

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes. Certain consequences to “Non-U.S. Holders” of the notes are described under “—Consequences to Non-U.S. Holders of the Notes,” below. As used in this prospectus supplement, a “U.S. Holder” means a beneficial owner of a note or the PMT common shares issuable on the exchange thereof that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Qualified Reopening and Issue Price of the Notes. For U.S. federal income tax purposes, we intend to treat the notes as being issued in a “qualified reopening” of the existing notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the notes will have the same issuance date and the same issue price as the existing notes for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes are issued in a qualified reopening. Based on such assumption, because the existing notes were not issued with original issue discount (“OID”) for U.S. federal income tax purposes, the remainder of this discussion also assumes that the notes will not be treated as having been issued with OID.

Interest. Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Repurchase of the Notes. You will generally recognize gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note equal to the difference (if any)

between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption, repurchase or other taxable disposition (other than amounts attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary interest income) and (ii) your tax basis in the note. Your tax basis in a note generally will be the purchase price paid therefor. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. Certain non-corporate U.S. holders (including individuals) are currently eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Exchange of Notes. The receipt of cash (including any cash received in lieu of fractional shares) and, at our election, PMT common shares upon exchange of the notes will generally be treated as a taxable sale or exchange of the notes (see “—Sale, Exchange, Redemption or Repurchase of the Notes” above). Accordingly, you will generally recognize gain or loss on such exchange. The amount of gain or loss will be equal to the difference (if any) between (i) the sum of the amount of cash and the fair market value of any PMT common shares received (other than amounts attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary interest income) and (ii) your tax basis in the note. The tax basis of PMT common shares received upon an exchange will equal the fair market value of such PMT common shares received at the time of the exchange. Your holding period for the PMT common shares will begin on the day after the exchange.

Constructive Distributions. You may, in certain circumstances, be deemed to have received constructive distributions if the exchange rate of the notes is adjusted. However, adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to shareholders and adjustments upon a fundamental change, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you may be deemed to have received a taxable constructive distribution, even though you will not receive any cash or property as a result of such adjustments and even though you may never exercise your exchange right. You should consult your tax advisor regarding whether an adjustment results in a taxable constructive dividend to you. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution.

Ownership and Disposition of Shares Received Upon Exchange. The tax consequences of owning and disposing of PMT common shares received upon exchange of the notes are described in the accompanying prospectus under “Certain U.S. Federal Income Tax Considerations—Taxation of Holders of Common Shares.”

Medicare Contribution Tax on Unearned Income. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a tax (currently at a rate of 3.8%) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is currently between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income includes, among other things, interest income not derived from the conduct of a nonpassive trade or business. Payments of interest on, and the recognition of capital gain with respect to, the notes are expected to constitute net investment income.

Information Reporting and Backup Withholding. A U.S. Holder may be subject, under certain circumstances, to information reporting and/or backup withholding of tax (currently at a rate of 24%) with respect to payments of interest, and depending on the circumstances, the proceeds of a sale or other taxable disposition of a note (including a retirement or redemption).

Backup withholding may apply to a non-corporate U.S. Holder that (i) fails to furnish its taxpayer identification number, or TIN, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it failed properly to report certain interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that it is a U.S. person, that the TIN provided is correct, and that it has not been notified by the IRS that it is subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9 (or successor form). These requirements generally do not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, certain financial institutions and individual retirement accounts.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS. A U.S. Holder is urged to consult its own tax advisor regarding the application of information reporting and backup withholding in its particular circumstances, the availability of an exemption from backup withholding and the procedure for obtaining any such available exemption.

Consequences to Non-U.S. Holders of the Notes

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of a note or PMT common shares issuable on the exchange thereof (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

NON U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

Payments of Interest. Subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, you will generally not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on interest paid on the notes so long as that interest is not effectively connected with your conduct of a trade or business within the United States, provided that:

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of PennyMac Corp. shares that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•

you are not a controlled foreign corporation for U.S. federal income tax purposes that is actually or constructively related to PennyMac Corp. through sufficient stock ownership (as provided in the Code);

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person within the meaning of Section 7701(a)(30) of the Code (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)).

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax or lower applicable treaty rate, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Interest or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Repurchase of the Notes. Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale or other taxable disposition of a note (including a retirement or redemption), unless:

•	you are an individual non-U.S. holder, you are present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met;

•	that investment in the notes is effectively connected with the conduct by you of a trade or business within the United States, except as otherwise provided by an applicable income tax treaty; or

•	the notes constitute a U.S. real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

If you are described in the first bullet point above, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any U.S.-source capital losses recognized in the same taxable year, except as otherwise required by an applicable income tax treaty. If you are described in the second bullet point, see “—Interest or Gain Effectively Connected with a U.S. Trade or Business,” below. If the notes were to constitute a USRPI under FIRPTA, a sale or exchange of a note would generally be subject to the rules regarding taxation and withholding of U.S. federal income tax on sales of PMT common shares under FIRPTA, as described under “Certain U.S. Federal Income Tax Considerations—Taxation of Holders of Common Shares—Taxation of Foreign Holders of Common Shares—Dispositions of Our Common Shares” in the accompanying prospectus. Although we believe that currently the notes do not constitute USRPIs, and that we therefore would not currently be required to withhold under FIRPTA, there can be no assurance that the notes will not constitute USRPIs depending on the facts in existence at the time of any redemption, repurchase, exchange or retirement of a note (as more fully described below), in which case we may be required to withhold 15% of any amounts payable on the redemption, repurchase, exchange or retirement by us of a note. Non-U.S. Holders are urged to consult their tax advisors as to whether the sale, redemption, repurchase or exchange of a note for PMT common shares is exempt from U.S. federal income tax under FIRPTA, which may be the case, if (i) PMT is not a U.S. real property holding corporation, (ii) PMT common shares are part of a class of shares that is regularly traded on an established securities market and such Non-U.S. Holders held notes that, on the date of their acquisition, had a fair market value equal to or less than the fair market value on that date of 10% of the PMT common shares, or (iii) PMT is a domestically-controlled REIT. PMT will not be a U.S. real property holding corporation if less than 50% of PMT’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. PMT is not currently a U.S. real property holding corporation, but we cannot assure you that PMT will not become a U.S. real property holding corporation in the future. PMT will be a domestically-controlled REIT if at all times during a specified testing period PMT is a REIT and less than 50% in value of PMT’s shares are held directly or indirectly by non-U.S. persons. We believe that PMT currently is a domestically-controlled REIT, but because PMT common shares are publicly traded, there can be no assurance that PMT in fact is qualified or will continue to qualify as a domestically-controlled REIT. If a sale, redemption, repurchase or exchange of a note for PMT common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to a Non-U.S. Holder may be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, if such Non-U.S. Holder files with the IRS, on a timely basis, the required IRS forms.

To the extent that the amount realized on any disposition of notes is attributable to accrued but unpaid interest, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of Interest” above.

Interest or Gain Effectively Connected with a U.S. Trade or Business. If you are engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the United States), you will generally be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax if you provide an IRS Form W-8ECI with respect to interest, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest or gain effectively connected with your trade or business in the United States will be included in your earnings and profits.

Exchange of the Notes. To the extent you recognize any gain as a result of the exchange, such gain would be subject to the rules with respect to the sale or exchange of a note described above under “—Sale, Exchange, Redemption or Repurchase of the Notes.”

Constructive Distributions. The exchange rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes. See “—Consequences to U.S. Holders of the Notes—Constructive Distributions,” above. In such case, the deemed distribution would be subject to the rules described under “Certain U.S. Federal Income Tax Considerations—Taxation of Holders of Common Shares—Taxation of Foreign Holders of Common Shares” in the accompanying prospectus. Because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or PMT common shares otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of current or accumulated earnings and profits. A Non-U.S. Holder who is subject to withholding tax under such circumstances is urged to consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Ownership and Disposition of PMT Common Shares Received Upon Exchange. The tax consequences of owning and disposing of PMT common shares received upon exchange of the notes are described in the accompanying prospectus under “Certain U.S. Federal Income Tax Considerations—Taxation of Holders of Common Shares—Taxation of Foreign Holders of Common Shares.”

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and, depending on the circumstances, the proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable treaty or agreement.

You may be subject to backup withholding of tax (currently at a rate of 24%) on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) unless you comply with certain certification procedures to establish that you are not a U.S. person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA. Legislation enacted in 2010 (commonly known as FATCA) and existing guidance issued thereunder will generally impose a 30% withholding tax on distributions in respect of the notes held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which the notes are held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Non-U.S. Holders are urged to consult their own tax advisors regarding the potential implications of FATCA with regards to an investment in the notes in light of their particular circumstances.

Other Information

The One Big Beautiful Bill Act

The following discussion supplements the description of U.S. federal income tax considerations contained in the accompanying base prospectus and highlights certain potential U.S. federal income tax consequences to holders of the PMT common shares. You are urged to consult your tax advisor regarding the U.S. federal income tax consequences with respect to ownership of PMT common shares issuable on the exchange thereof.

On July 4, 2025, President Trump signed into law the legislation known as the One Big Beautiful Bill Act (“OBBBA”). The OBBBA made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the OBBBA permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Such extensions included the permanent extension of the 20% deduction for “qualified REIT dividends” for individuals and other non-corporate taxpayers as well as the permanent extension of the limitation on non-corporate taxpayers using “excess business losses” to offset other income. The OBBBA also increased the percentage limit under the REIT asset test applicable to taxable REIT subsidiaries (“TRSs”) from 20% to 25% for taxable years beginning after December 31, 2025. As a result, for taxable years beginning after December 31, 2025, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of its gross assets.

You are urged to consult with your tax advisor with respect to the OBBBA and its potential effect on an investment in the notes or PMT common shares, as well as the potential tax consequences to you of an investment in the notes or PMT common shares in the event of any future legislative, administrative or judicial changes in law.

PLAN OF DISTRIBUTION

PennyMac Corp. is offering $75,000,000 aggregate principal amount of the notes in a registered direct placement (without a placement agent, underwriter, broker or dealer) to one or more purchasers at a cash price of 101.24583333% of the principal amount of the notes, including accrued and unpaid interest from, and including, December 1, 2025 to, but excluding, December 22, 2025. PennyMac Corp. expects to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about December 22, 2025. If settlement occurs after December 22, 2025, then the purchase price will be adjusted by adding accrued interest from, and including, December 22, 2025 to, but excluding, the date of settlement.

The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. PMT common shares are listed on the NYSE under the symbol “PMT.”

We estimate that our offering expenses in connection with this offering will be approximately $300,000.

LEGAL MATTERS

Certain legal matters relating to the notes we are offering will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of PennyMac Mortgage Investment Trust as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to PennyMac Mortgage Investment Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of PennyMac Mortgage Investment Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PennyMac Corp. and PMT have filed with the SEC in connection with this offering a registration statement on Form S-3 and a post-effective amendment thereto. In addition, PMT files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available over the Internet at the SEC’s website at http:// www.sec.gov. In addition, copies of these SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 and post-effective amendment thereto PennyMac Corp. and PMT have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement and post-effective amendment thereto. PennyMac Corp. and PMT have also filed exhibits to the registration statement and post-effective amendment thereto which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement and post-effective amendment thereto, including the exhibits, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April  29, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Current Reports on Form 8-K filed on February 11, 2025, June 10, 2025, June 25, 2025 and December 16, 2025.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attention: Investor Relations, Telephone: (818) 224-7028.

PennyMac Mortgage Investment Trust

Guarantees of PennyMac Corp.’s 8.500% Exchangeable Senior Notes due 2029

PennyMac Corp.

8.500% Exchangeable Senior Notes due 2029

Supplement No. 1 Dated December 11, 2025

to Prospectus Dated June 14, 2024

This document supplements, and should be read in conjunction with, the prospectus of PennyMac Mortgage Investment Trust and PennyMac Corp. dated June 14, 2024 (the “prospectus”). The purpose of this supplement no. 1 (this “supplement”) is solely to include a description of PennyMac Corp.’s 8.500% Exchangeable Senior Notes due 2029 (the “2029 Exchangeable Notes”) and the related full and unconditional guarantees of such 2029 Exchangeable Notes by PennyMac Mortgage Investment Trust. No other changes, additions or clarifications are being made hereby to the prospectus.

DESCRIPTION OF 2029 EXCHANGEABLE NOTES

The following description, together with the additional information we include in any applicable additional prospectus supplement, is a summary of the material provisions of PennyMac Corp.’s 8.500% Exchangeable Senior Notes due 2029 (the “2029 Exchangeable Notes”) that we may offer under the prospectus, as supplemented by this supplement and any applicable additional prospectus supplement, and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the 2029 Exchangeable Notes and the 2029 Exchangeable Notes Indenture (as defined below), including the definitions of certain terms used in the 2029 Exchangeable Notes Indenture. We urge you to read these documents because they, and not this description, define the rights of holders of 2029 Exchangeable Notes.

We previously issued $216,500,000 aggregate principal amount of 2029 Exchangeable Notes (the “Existing 2029 Exchangeable Notes”) pursuant to an Indenture, dated as of April 30, 2013 (the “Base Indenture”), among PennyMac Corp., as issuer, PennyMac Mortgage Investment Trust, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as supplemented by the Fourth Supplemental Indenture thereto, dated as of May 24, 2024 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “2029 Exchangeable Notes Indenture”). Any 2029 Exchangeable Notes issued after the date hereof will be issued as additional notes under the 2029 Exchangeable Notes Indenture. The 2029 Exchangeable Notes will be treated as a single series under the 2029 Exchangeable Notes Indenture with the Existing 2029 Exchangeable Notes and will vote as one class under the 2029 Exchangeable Notes Indenture. Unless the context requires otherwise, references to “2029 Exchangeable Notes” for all purposes of this “Description of 2029 Exchangeable Notes” include the Existing 2029 Exchangeable Notes and any additional 2029 Exchangeable Notes that are issued under the 2029 Exchangeable Notes Indenture.

The Base Indenture and the Fourth Supplemental Indenture are being filed as exhibits to the post-effective amendment to the registration statement on Form S-3 of which this supplement and the prospectus form a part.

In this “Description of 2029 Exchangeable Notes,” unless otherwise indicated or the context otherwise requires, the terms (i) “PennyMac Corp.,” “we,” “us,” “our” and “our company” mean PennyMac Corp., the issuer of the 2029 Exchangeable Notes, excluding its consolidated subsidiaries, and (ii) “PennyMac Mortgage Investment Trust” and “PMT” mean PennyMac Mortgage Investment Trust, the indirect parent of the issuer of the 2029 Exchangeable Notes, the guarantor of the 2029 Exchangeable Notes and the issuer of the common shares for which the 2029 Exchangeable Notes are exchangeable, excluding its consolidated subsidiaries. In addition, “common shares” or “PMT common shares” means the common shares of beneficial interest, $0.01 par value per share, of PMT.

General

The 2029 Exchangeable Notes:

•	are our general unsecured, senior obligations;

•	bear cash interest at an annual rate of 8.500% payable on June 1 and December 1 of each year;

•	are not redeemable prior to maturity;

•

are subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes”), at a price equal to 100% of the principal amount of the 2029 Exchangeable Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•	mature on June 1, 2029, unless earlier exchanged or repurchased;

•	are fully and unconditionally guaranteed by PMT as to all payments due on the 2029 Exchangeable Notes (as further described below under “—Guarantee”);

•	are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•

are represented by one or more registered 2029 Exchangeable Notes in global form, but in certain limited circumstances may be represented by 2029 Exchangeable Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Prior to the close of business on the business day immediately preceding March 1, 2029, holders may exchange all or any portion of their 2029 Exchangeable Notes only upon satisfaction of one or more of the conditions described under “—Exchange Upon Satisfaction of Sale Price Condition,” “—Exchange Upon Satisfaction of Trading Price Condition” or “—Exchange Upon Specified Corporate Events.” On or after March 1, 2029, holders may exchange all or any portion of their 2029 Exchangeable Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions. The 2029 Exchangeable Notes may be exchanged at an exchange rate that is equal to 63.3332 common shares per $1,000 principal amount of 2029 Exchangeable Notes (equivalent to an exchange price of approximately $15.79 per common share) as of the date of this supplement. Upon an exchange of 2029 Exchangeable Notes, we will pay cash and deliver PMT common shares, if any, based upon a daily exchange value calculated on a proportionate basis for each trading day in the applicable 30 VWAP trading day observation period as described under “—Exchange Rights—Settlement Upon Exchange.” The exchange rate is subject to adjustment if certain events occur. See “—Exchange Rights—Exchange Rate Adjustments” and “—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change.”

Holders will not receive any separate cash payment for interest, if any, accrued and unpaid to the exchange date except under the circumstances described below under “—Exchange Rights— General.”

The 2029 Exchangeable Notes Indenture does not limit the amount of indebtedness which we or PMT or any of our or its subsidiaries may in the future incur. The 2029 Exchangeable Notes Indenture does not contain any financial covenants and does not restrict us or PMT from paying dividends or issuing or repurchasing our or PMT’s other securities. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” and “—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change,” the 2029 Exchangeable Notes Indenture does not contain any covenants or other provisions designed to afford holders of the 2029 Exchangeable Notes protection in the event PMT or we subsequently increase borrowings substantially or engage in a highly leveraged transaction or in the event of a decline in PMT’s or our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving PMT or us that could adversely affect such holders.

We may, without notice to or the consent of existing holders, issue additional 2029 Exchangeable Notes under the 2029 Exchangeable Notes Indenture with the same terms and with the same CUSIP number as the outstanding 2029 Exchangeable Notes in an unlimited aggregate principal amount; provided, however, that such additional 2029 Exchangeable Notes must be part of the same issue (and part of the same series) as the 2029 Exchangeable Notes for U.S. federal income tax purposes. We or our affiliates may also from time to time purchase 2029 Exchangeable Notes in open market purchases or negotiated transactions without giving prior notice to holders. We will cause any 2029 Exchangeable Notes so purchased to be surrendered to the trustee for cancellation. All 2029 Exchangeable Notes delivered to the trustee for cancellation will be cancelled promptly by the trustee in accordance with its customary procedures.

We have not listed and do not intend to list the 2029 Exchangeable Notes on any securities exchange or include the 2029 Exchangeable Notes in any automated quotation system.

The 2029 Exchangeable Notes do not have the benefit of a sinking fund.

2

Principal of and interest on the 2029 Exchangeable Notes will be payable at the office of the paying agent, which is currently the trustee. The 2029 Exchangeable Notes may be presented for exchange for PMT common shares at the office of the exchange agent, and for registration of transfer at the office of the registrar, each such agent currently being the trustee. No service charge will be made for any registration of transfer of 2029 Exchangeable Notes, but we may deduct and withhold a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except to the extent the context otherwise requires, we use the term 2029 Exchangeable Note in this supplement to refer to each $1,000 principal amount of 2029 Exchangeable Notes. References in this supplement to a “holder” or “holders” of 2029 Exchangeable Notes that are held through DTC are references to owners of beneficial interests in such 2029 Exchangeable Notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the 2029 Exchangeable Notes are registered (Cede & Co., in the case of 2029 Exchangeable Notes held through DTC) as the owner of such 2029 Exchangeable Notes for all purposes.

Payments on the 2029 Exchangeable Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest on 2029 Exchangeable Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2,000,000 in aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where 2029 Exchangeable Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the 2029 Exchangeable Notes, and we may act as paying agent or registrar.

A holder of 2029 Exchangeable Notes in global form may transfer its 2029 Exchangeable Notes in accordance with the applicable procedures of the depositary and the 2029 Exchangeable Notes Indenture. A holder of certificated notes may transfer or exchange 2029 Exchangeable Notes at the office of the registrar in accordance with the 2029 Exchangeable Notes Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of 2029 Exchangeable Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the 2029 Exchangeable Notes Indenture. We are not required to transfer or exchange any 2029 Exchangeable Note surrendered for exchange or repurchase upon a fundamental change.

Interest

The 2029 Exchangeable Notes bear cash interest at a rate of 8.500% per year until maturity. Interest on the 2029 Exchangeable Notes accrues from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, the date of issuance. Interest is payable semiannually in arrears on June 1 and December 1 of each year.

Interest is paid to the person in whose name a 2029 Exchangeable Note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date.

3

Interest on the 2029 Exchangeable Notes is computed on the basis of a 360-day year composed of twelve 30-day months, and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any fundamental change purchase date of a 2029 Exchangeable Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure of PMT to comply with its reporting obligations as described under “—Events of Default.”

Ranking

The 2029 Exchangeable Notes:

•	are PennyMac Corp.’s senior unsecured obligations;

•	rank senior in right of payment to any of PennyMac Corp.’s indebtedness that is expressly subordinated in right of payment to the 2029 Exchangeable Notes;

•	rank equal to any of PennyMac Corp.’s other unsecured indebtedness that is not so subordinated;

•	rank effectively junior to any of PennyMac Corp.’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	are structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of PennyMac Corp.’s subsidiaries.

As of September 30, 2025, PennyMac Corp. had total indebtedness (excluding payables, derivative liabilities and recourse liability) of $6.0 billion, $5.4 billion of which was secured indebtedness to which the 2029 Exchangeable Notes would have ranked effectively junior, including $2.1 billion of indebtedness of PennyMac Corp.’s subsidiaries to third parties, and $540.4 million of which was unsecured indebtedness to which the 2029 Exchangeable Notes would have ranked equally.

Guarantee

The 2029 Exchangeable Notes are fully and unconditionally guaranteed by PMT as to all payments due on the 2029 Exchangeable Notes whether at their stated maturity date, by acceleration, repurchase or otherwise in accordance with the terms of such guarantee and the 2029 Exchangeable Notes Indenture. In the case of our failure to pay punctually any principal, premium or interest on the 2029 Exchangeable Notes, PMT will cause any such payment to be made (without duplication) as it becomes due and payable, whether at maturity, upon acceleration, repayment or otherwise.

The guarantee:

•	is PMT’s senior unsecured obligation;

•	ranks senior in right of payment to any of PMT’s indebtedness that is expressly subordinated in right of payment to the guarantee;

•	ranks equal to any of PMT’s other unsecured indebtedness that is not so subordinated;

•	ranks effectively junior to any of PMT’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

4

•	is structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of PMT’s subsidiaries.

As of September 30, 2025, PMT had total consolidated indebtedness (excluding payables, derivative liabilities and recourse liability) of $16.3 billion, $16.2 billion of which was indebtedness of PMT’s subsidiaries to third parties to which the guarantee would have been structurally subordinated, and $556.6 million of which was unsecured indebtedness to which the guarantee would have ranked equally.

Restrictions on Ownership and Transfer

Notwithstanding any other provision of the 2029 Exchangeable Notes, no holder of 2029 Exchangeable Notes is entitled to exchange such 2029 Exchangeable Notes for PMT common shares to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limits contained in PMT’s declaration of trust, unless such person has been exempted from such restrictions in the sole discretion of PMT’s board of trustees and in accordance with PMT’s declaration of trust, or violate the other restrictions on ownership and transfer of PMT’s shares contained in PMT’s declaration of trust. Any attempted exchange of 2029 Exchangeable Notes that would result in the issuance of PMT common shares in excess of the ownership limits in the absence of such an exemption or in a violation of such other restrictions on ownership and transfer of PMT common shares will be void to the extent that such exchange would result in such excess or violation, and the related 2029 Exchangeable Notes or portions thereof will be returned to the holder by us as promptly as practicable. We will have no further obligation to the holder with respect to such voided exchange and such 2029 Exchangeable Notes will be treated as if they had not been submitted for exchange, except as set forth in the following paragraph. A holder of returned 2029 Exchangeable Notes may resubmit those 2029 Exchangeable Notes for exchange at a later date subject to compliance with the terms of the 2029 Exchangeable Notes Indenture and the ownership limits and other restrictions on ownership and transfer referenced above. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the prospectus for additional information regarding the ownership limits and other restrictions on ownership and transfer of PMT common shares.

If any delivery of PMT common shares owed to a holder upon exchange of 2029 Exchangeable Notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished, and we shall deliver such PMT common shares as promptly as practicable after any such exchanging holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by vote or value, whichever is more restrictive) of outstanding PMT common shares, or 9.8% (by vote or value, whichever is more restrictive) of PMT’s outstanding shares of beneficial interest of all classes and series at such time.

Voting Rights

Holders of 2029 Exchangeable Notes, as such, do not have any right as shareholders of PMT (including, without limitation, voting rights and rights to receive any dividends or other distributions on PMT common shares).

Exchange Rights

General

Prior to the close of business on the business day immediately preceding March 1, 2029, holders may exchange all or any portion of their 2029 Exchangeable Notes at the applicable exchange rate only upon satisfaction of one or more of the conditions described below under “—Exchange Upon Satisfaction of Sale Price Condition,” “—Exchange Upon Satisfaction of Trading Price Condition” or “—Exchange Upon Specified Corporate Events.” On or after March 1, 2029, holders may exchange all or any portion of their 2029

5

Exchangeable Notes at the applicable exchange rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions. Notwithstanding the foregoing, all exchange rights are subject to the ownership limits and other restrictions on ownership and transfer of PMT common shares as described above under “—Restrictions on Ownership and Transfer” and as described under “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the prospectus.

The exchange rate equals 63.3332 PMT common shares per $1,000 principal amount of 2029 Exchangeable Notes (equivalent to an initial exchange price of approximately $15.79 per PMT common share) as of the date of this supplement. The trustee currently acts as the exchange agent. The exchange rate and the equivalent exchange price in effect at any given time are referred to as the “applicable exchange rate” and the “applicable exchange price,” respectively, and are subject to adjustment as described below. A holder may exchange less than the entire principal amount of its 2029 Exchangeable Notes so long as the principal amount of each 2029 Exchangeable Note that is not exchanged in full equals $1,000 or an integral multiple of $1,000 in excess thereof.

If a holder of 2029 Exchangeable Notes has submitted 2029 Exchangeable Notes for purchase upon a fundamental change, the holder may exchange those 2029 Exchangeable Notes only if that holder first withdraws its purchase notice.

Upon exchange of the 2029 Exchangeable Notes, we will pay cash and deliver PMT common shares, if any, based upon a daily exchange value calculated on a proportionate basis for each trading day in the applicable 30 VWAP trading day observation period all as set forth below under “—Settlement Upon Exchange.”

We will deliver the exchange consideration due in respect of an exchange on the second business day immediately following the last VWAP trading day of the relevant observation period.

We will not issue fractional PMT common shares upon exchange of 2029 Exchangeable Notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement Upon Exchange.”

Each exchange will be deemed to have been effected as to any 2029 Exchangeable Notes surrendered for exchange on the exchange date, provided, however, that the person in whose name any PMT common shares shall be deliverable upon such exchange will be treated as the holder of record of such shares as of the close of business on the last VWAP trading day of the relevant observation period.

Upon exchange, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. Our payment and delivery, as the case may be, to you of the cash, PMT common shares or a combination thereof, as the case may be, issuable upon exchange will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the 2029 Exchangeable Note; and

•	accrued and unpaid interest, if any, on the 2029 Exchangeable Note, to, but not including, the exchange date.

As a result, accrued and unpaid interest, if any, to, but not including, the exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of 2029 Exchangeable Notes into a combination of cash and PMT common shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

Notwithstanding the preceding paragraph, if 2029 Exchangeable Notes are exchanged after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such 2029 Exchangeable Notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such 2029 Exchangeable Notes on the corresponding interest payment date notwithstanding the exchange. 2029 Exchangeable Notes, upon surrender for exchange during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m.,

6

New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the 2029 Exchangeable Notes so exchanged on the corresponding interest payment date (regardless of whether the exchanging holder was the holder of record on the corresponding record date); provided, however, that no such payment need be made:

•	for exchanges following the record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such 2029 Exchangeable Note.

Therefore, for the avoidance of doubt, all record holders on the record date immediately preceding the maturity date and any fundamental change purchase date described in the bullets in the preceding paragraph will receive and retain the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their 2029 Exchangeable Notes have been exchanged following such record date.

If a holder exchanges 2029 Exchangeable Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any PMT common shares upon the exchange, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Exchange Upon Satisfaction of Sale Price Condition

Prior to the close of business on March 1, 2029, a holder may surrender all or any portion of its 2029 Exchangeable Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price of PMT common shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the applicable exchange price on each applicable trading day.

The “last reported sale price” of PMT common shares on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which PMT common shares are traded. If PMT common shares are not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for PMT common shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization selected by us. If PMT common shares are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for PMT common shares on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. Any such determination will be conclusive absent manifest error.

“Trading day” means a day on which (i) trading in PMT common shares generally occurs on the NYSE or, if PMT common shares are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which PMT common shares are then listed or, if PMT common shares are not then listed on a U.S. national or regional securities exchange, in the principal other market on which PMT common shares are then traded, and (ii) a last reported sale price for PMT common shares is available on such securities exchange or market on such day. If PMT common shares (or other security for which a last reported sale price must be determined) are not so listed or traded, “trading day” means a business day.

7

Exchange Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding March 1, 2029, a holder of 2029 Exchangeable Notes may surrender all or any portion of its 2029 Exchangeable Notes for exchange at any time during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of 2029 Exchangeable Notes, as determined following a request by a holder of 2029 Exchangeable Notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of PMT common shares and the applicable exchange rate on each such trading day.

The “trading price” of the 2029 Exchangeable Notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of 2029 Exchangeable Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of 2029 Exchangeable Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of 2029 Exchangeable Notes will be deemed to be less than 98% of the product of the last reported sale price of PMT common shares and the applicable exchange rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of 2029 Exchangeable Notes will be deemed to be less than 98% of the product of the last reported sale price of PMT common shares and the applicable exchange rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of 2029 Exchangeable Notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a 2029 Exchangeable Note provides us with reasonable evidence that the trading price per $1,000 principal amount of 2029 Exchangeable Notes would be less than 98% of the product of the last reported sale price of PMT common shares and the applicable exchange rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of 2029 Exchangeable Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of 2029 Exchangeable Notes is greater than or equal to 98% of the product of the last reported sale price of PMT common shares and the exchange rate. If the trading price condition has been met, we will so notify the holders, the trustee and the exchange agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of 2029 Exchangeable Notes is greater than or equal to 98% of the product of the last reported sale price of PMT common shares and the applicable exchange rate for such date, we will so notify the holders, the trustee and the exchange agent (if other than the trustee).

We currently act as the bid solicitation agent.

Exchange Upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding March 1, 2029, we elect to:

•

issue to all or substantially all holders of PMT common shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to

8

subscribe for or purchase shares of PMT common shares at a price per share that is less than the average of the last reported sale prices of PMT common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of PMT common shares our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of PMT common shares on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the 2029 Exchangeable Notes at least 35 scheduled trading days prior to the ex- dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their 2029 Exchangeable Notes for exchange at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the 2029 Exchangeable Notes are not otherwise exchangeable at such time. Holders of the 2029 Exchangeable Notes will not, however, have the right to exchange pursuant to the above if they participate, at the same time and upon the same terms, as holders of PMT common shares in any of the transactions described above without having to exchange their 2029 Exchangeable Notes as if they held a number of common shares equal to the applicable exchange rate multiplied by the principal amount (expressed in thousands) of 2029 Exchangeable Notes held by such holder.

Certain Corporate Events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes”) or a “make-whole fundamental change” (as defined under “—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change”) occurs prior to the close of business on the business day immediately preceding March 1, 2029, regardless of whether a holder has the right to require us to purchase the 2029 Exchangeable Notes as described under “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets (other than a merger effected solely to change our jurisdiction of incorporation that does not otherwise constitute a fundamental change or a make-whole fundamental change), in each case, pursuant to which PMT common shares would be exchanged into cash, securities or other assets, all or any portion of a holder’s 2029 Exchangeable Notes may be surrendered for exchange at any time from or after the effective date of the transaction until 35 trading days after such effective date or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date. We will notify holders, the trustee and the exchange agent (if other than the trustee) no later than the effective date of such transaction.

Exchanges On Or After March 1, 2029

On or after March 1, 2029, holders may exchange all or any portion of their 2029 Exchangeable Notes at the applicable exchange rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

Exchange Procedures

If you hold a beneficial interest in a global note, to exchange you must comply with DTC’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the 2029 Exchangeable Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your exchange rights.

9

If you hold a certificated note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the note, or an electronic copy of the exchange notice;

•	deliver the exchange notice, which is irrevocable, and the original note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for exchange described above and any other procedures for exchange set forth in the 2029 Exchangeable Notes Indenture as the “exchange date.”

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” with respect to a 2029 Exchangeable Note, the holder may not surrender that 2029 Exchangeable Note for exchange until the holder has withdrawn the notice in accordance with the 2029 Exchangeable Notes Indenture, except to the extent that a portion of the holder’s 2029 Exchangeable Note is not subject to such fundamental change purchase notice.

Settlement Upon Exchange

Upon exchange, we will pay cash up to the aggregate principal amount of the 2029 Exchangeable Notes to be exchanged and pay or deliver, as the case may be, cash, PMT common shares or a combination of cash and PMT common shares, at our election, in respect of the remainder, if any, of our exchange obligation in excess of the aggregate principal amount of the 2029 Exchangeable Notes being exchanged, all as described below.

Upon exchange, we will pay or deliver, as the case may be, to holders in respect of each $1,000 principal amount of 2029 Exchangeable Notes being exchanged a settlement amount equal to the sum of the “daily settlement amounts” (as defined below) for each of the 30 consecutive VWAP trading days during the relevant “observation period” (as defined below).

All exchanges for which the relevant exchange date occurs on or after March 1, 2029 will be settled using the same forms and amounts of consideration. Except for any exchanges for which the relevant exchange date occurs on or after March 1, 2029, we will use the same forms and amounts of consideration for all exchanges with the same exchange date, but we will not have any obligation to use the same settlement method with respect to exchanges with different exchange dates. That is, we may choose for 2029 Exchangeable Notes exchanged on one exchange date to settle using one permitted form and amount of consideration (for example, entirely in cash) and choose for 2029 Exchangeable Notes exchanged on another exchange date to settle using another permitted form and amount of consideration (for example, by paying cash in respect of the principal portion of the exchanged 2029 Exchangeable Notes and delivering PMT common shares in respect of the remainder, if any, of our exchange obligation in excess of the principal portion of the exchanged 2029 Exchangeable Notes).

If we elect to settle all or a portion of our exchange obligation in excess of the principal portion of the 2029 Exchangeable Notes being exchanged in cash, we will inform holders so exchanging through the trustee no later than the close of business on the trading day immediately following the related exchange date (or in the case of any exchanges for which the relevant exchange date occurs on or after March 1, 2029, no later than March 1, 2029), and we will indicate in such notice the percentage of the consideration due upon exchange in excess of the principal portion of the 2029 Exchangeable Notes being exchanged that will be paid in cash (the “cash percentage”). If we do not timely make such an election, we will no longer have the right to elect a cash percentage and we will settle our exchange obligation by paying cash in respect of the principal portion of the

10

exchanged 2029 Exchangeable Notes and delivering PMT common shares in respect of the remainder (other than cash in lieu of any fractional share), if any, of our exchange obligation in excess of the aggregate principal portion of the 2029 Exchangeable Notes being exchanged, as described below. We will separately provide to the trustee and the exchange agent (if other than the trustee) in writing any notice contemplated by this paragraph. In no event will our failure to make a timely election of the cash percentage as described above constitute a default under the 2029 Exchangeable Notes Indenture.

The “daily settlement amount,” for each of the 30 consecutive VWAP trading days during the observation period, shall consist of:

•	Cash equal to the lesser of (i) the $1,000 divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily exchange value; and

•	If the daily exchange value exceeds the daily measurement value, the daily net settlement amount.

The “daily net settlement amount,” for each of the 30 consecutive VWAP trading days during the relevant observation period, means:

•

if we do not elect a cash percentage or we elect (or are deemed to have elected) a cash percentage of 0%, a number of PMT common shares equal to (i) the difference between the daily exchange value and the daily measurement value, divided by (ii) the daily VWAP for such trading day;

•	if we elect a cash percentage of 100%, cash in an amount equal to the difference between the daily exchange value and the daily measurement value; or

•

if we elect a cash percentage of less than 100% but greater than 0%, (i) cash equal to the product of (x) the difference between the daily exchange value and the daily measurement value and (y) the cash percentage, plus (ii) a number of PMT common shares equal to the product of (x) (A) the difference between the daily exchange value and the daily measurement value, divided by (B) the daily VWAP for such trading day and (y) 100% minus the cash percentage.

The “daily exchange value” means, for each of the 30 consecutive VWAP trading days during the observation period, 1/30th of the product of:

•	the exchange rate on such VWAP trading day; and

•	the daily VWAP for such VWAP trading day.

The “daily VWAP” means, for each of the 30 consecutive VWAP trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PMT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one PMT common share on such VWAP trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any 2029 Exchangeable Note surrendered for exchange means:

•

if the relevant exchange date occurs prior to March 1, 2029, the 30 consecutive VWAP trading day period beginning on, and including, the second VWAP trading day immediately succeeding such exchange date; and

•

if the relevant exchange date occurs on or after March 1, 2029, the 30 consecutive VWAP trading day period beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date.

11

“VWAP trading day” means a day on which:

•	there is no market disruption event (as defined below); and

•	trading in PMT common shares generally occurs on the relevant stock exchange (as defined below).

If PMT common shares are not so listed or admitted for trading on any relevant stock exchange, “VWAP trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which PMT common shares are listed or admitted for trading. If PMT common shares are not so listed or admitted for trading, “scheduled trading day” means a business day.

“Market disruption event” means:

•	a failure by the relevant stock exchange to open for trading during its regular trading session; or

•

the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for PMT common shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in PMT common shares or in any options contracts or futures contracts relating to PMT common shares.

“Relevant stock exchange” means the New York Stock Exchange, or, if PMT’s common shares are not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which PMT’s common shares are then listed or if PMT’s common shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which PMT’s common shares are then listed or admitted for trading.

Except as described under “—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications and Changes of PMT Common Shares,” we will deliver the consideration due in respect of exchange no later than the second business day immediately following the last VWAP trading day of the relevant observation period.

We will pay cash in lieu of delivering any fractional share of PMT common share issuable upon exchange based on the daily VWAP on the last VWAP trading day of the relevant observation period.

Each exchange will be deemed to have been effected as to any 2029 Exchangeable Notes surrendered for exchange on the exchange date; provided, however, that the person in whose name any PMT common shares shall be issuable upon exchange will become the holder of record of such shares as of the close of business on the last VWAP trading day of the relevant observation period.

Exchange Rate Adjustments

The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the 2029 Exchangeable Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of PMT common shares and as a result of holding the 2029 Exchangeable Notes, in any of the transactions described below without having to exchange their 2029 Exchangeable Notes as if they held a number of common shares equal to the applicable exchange rate, multiplied by the principal amount (expressed in thousands) of 2029 Exchangeable Notes held by such holder.

(1)

If PMT exclusively issues common shares as a dividend or distribution on all or substantially all of its common shares, or if PMT effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER1 = ER0	X	OS1
OS0

12

where,

ER0 = the exchange rate in effect immediately prior to the open of business on the ex-dividend date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date (as defined below) of such share split or combination, as applicable;

ER1 = the exchange rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 = the number of PMT common shares outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of PMT common shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the exchange rate shall be immediately readjusted, effective as of the date PMT’s board of trustees, or a committee thereof, determines not to pay such dividend or distribution to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If PMT issues to all or substantially all holders of its common shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase its common shares, at a price per share less than the average of the last reported sale prices of its common shares for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the exchange rate will be increased based on the following formula:

ER1 = ER0	X	OS0 + X
OS0 + Y

where,

ER0 = the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

ER1 = the exchange rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of PMT common shares outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of PMT common shares issuable pursuant to such rights, options or warrants; and

Y = the number of PMT common shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of PMT common shares over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for

13

such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or common shares are not delivered upon the expiration of such rights, options or warrants, the exchange rate shall be readjusted to the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of common shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2), and for the purpose of the first bullet point under “—Exchange Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase common shares at a price per share less than such average of the last reported sale prices of PMT common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such common shares, there shall be taken into account any consideration received by PMT for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by PMT’s board of trustees, or a committee thereof.

(3)

If PMT distributes its shares of beneficial interest, evidences of its indebtedness, other assets or property of PMT or rights, options or warrants to acquire PMT shares of beneficial interest or other securities, to all or substantially all holders of PMT common shares, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the exchange rate will be increased based on the following formula:

ER1 = ER0	X	SP0
SP0 × FMV

where,

ER0 = the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1 = the exchange rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of PMT common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by PMT’s board of trustees, or a committee thereof) of the shares of beneficial interest, evidences of indebtedness, other assets, or property of PMT or rights, options or warrants to acquire PMT shares of beneficial interest or other securities distributed with respect to each outstanding PMT common share on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a 2029 Exchangeable Note shall receive, in respect of each $1,000 principal amount of 2029 Exchangeable Notes it holds, at the same time and upon the same terms as holders of PMT common shares, the amount and kind of PMT shares of beneficial interest, evidences of PMT indebtedness, other assets or

14

property of PMT or rights, options or warrants to acquire PMT shares of beneficial interest or other securities that such holder would have received as if such holder owned a number of common shares equal to the exchange rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on PMT common shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of PMT, and such shares of capital stock or similar equity interests are listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange, which we refer to as a “spin-off,” the exchange rate will be increased based on the following formula:

ER1 = ER0	X	FMV0 + MP0
MP0

where,

ER0 = the exchange rate in effect immediately prior to the end of the valuation period (as defined below);

ER1 = the exchange rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of PMT common shares applicable to one PMT common share (determined by reference to the definition of last reported sale price set forth under “—General” as if references therein to PMT common shares were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of PMT common shares over the valuation period.

The increase to the exchange rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided, however, that in respect of any exchange of 2029 Exchangeable Notes, for any trading day that falls within the relevant observation period for such exchange and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the exchange rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of an exchange of 2029 Exchangeable Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period. If such spin-off does not occur, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such distribution had not been declared, effective as of the date on which PMT’s board of trustees (or its designee) determines not to consummate such spin-off.

(4)

If any cash dividend or distribution is made to all or substantially all holders of PMT common shares, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the exchange rate will be adjusted based on the following formula:

ER1 = ER0	X	SP0
SP0 × C

15

where,

ER0 = the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

ER1 = the exchange rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of PMT common shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

DTA = the dividend threshold amount, which shall initially be $0.40 per quarter; and

C = the amount in cash per share that PMT distributes to holders of PMT common shares in excess of the DTA.

The DTA is subject to adjustment on an inversely proportional basis whenever the exchange rate is adjusted other than adjustments made pursuant to this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate shall be decreased, effective as of the date PMT’s board of trustees or a committee thereof determines not to make or pay such dividend or distribution, to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a 2029 Exchangeable Note shall receive, for each $1,000 principal amount of 2029 Exchangeable Notes it holds, at the same time and upon the same terms as holders of PMT common shares, the amount of cash that such holder would have received as if such holder owned a number of PMT common shares equal to the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(5)

If PMT or any of its subsidiaries make a payment in respect of a tender offer or exchange offer for PMT common shares, to the extent that the cash and value of any other consideration included in the payment per common share exceeds the last reported sale price of PMT common shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the exchange rate will be increased based on the following formula:

ER1 = ER0	X	AC + (SP1 + OS1)
OS0 X SP1

where,

ER0 = the exchange rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

ER1 = the exchange rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

16

AC = the aggregate value of all cash and any other consideration (as determined by PMT’s board of trustees, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of PMT common shares outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of PMT common shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of PMT common shares over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

The increase to the exchange rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided, however, that in respect of any exchange of 2029 Exchangeable Notes, for any trading day that falls within the relevant observation period for such exchange and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the exchange rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of an exchange of 2029 Exchangeable Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

In the event that PMT or any of its subsidiaries is obligated to purchase PMT common shares pursuant to any such tender offer or exchange offer, but PMT, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the exchange rate shall again be adjusted to be the exchange rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the foregoing, if an exchange rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has exchanged its 2029 Exchangeable Notes on or after such ex-dividend date and on or prior to the related record date (as defined below in this section) would be treated as the record holder of PMT common shares as of the related exchange date as described under “—Settlement Upon Exchange” based on an adjusted exchange rate for such ex-dividend date, then, notwithstanding the foregoing exchange rate adjustment provisions, the exchange rate adjustment relating to such ex-dividend date will not be made for such exchanging holder. Instead, such holder will be treated as if such holder were the record owner of the PMT common shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this section, “ex-dividend date” means the first date on which PMT common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from PMT or, if applicable, from the seller of PMT common shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market and “effective date” means the first date on which the PMT common shares trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of PMT common shares have the right to receive any cash, securities or other

17

property or in which PMT common shares are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of PMT common shares entitled to receive such cash, securities or other property (whether such date is fixed by PMT’s board of trustees or a duly authorized committee thereof, statute, contract or otherwise).

To the extent permitted by applicable law, we are permitted to increase the exchange rate of the 2029 Exchangeable Notes by any amount for a period of at least 20 business days if PMT’s board of trustees, or a committee thereof, determines that such increase would be in PMT’s best interest. We may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of PMT common shares or rights to purchase PMT common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of PMT common shares, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. Any applicable withholding taxes (including backup withholding) imposed in connection with a constructive distribution may be withheld from interest and payments upon exchange or maturity of the 2029 Exchangeable Notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common shares, if any, payable on the 2029 Exchangeable Notes to such holder (including any payments received upon exchange of the 2029 Exchangeable Notes or any amounts received upon the purchase of the 2029 Exchangeable Notes or common shares).

PMT does not currently have a rights plan in effect. If you exchange a 2029 Exchangeable Note, to the extent that PMT has a rights plan in effect, you will receive, in addition to any common shares received in connection with such exchange, the rights under the rights plan unless the rights have separated from the PMT common shares, in which case, and only in such case, the exchange rate will be adjusted at the time of separation as if we distributed to all holders of PMT common shares, PMT shares of beneficial interest, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable exchange rate will not be adjusted:

•

on account of share repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by PMT’s board of trustees, or a committee thereof, or otherwise;

•

upon the issuance of any PMT common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on PMT’s securities and the investment of additional optional amounts in PMT common shares under any plan;

•

upon the issuance of any PMT common shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, program or agreement of or assumed by PMT or any of its subsidiaries;

•

upon the issuance of any PMT common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the 2029 Exchangeable Notes were first issued;

•	for a change in the par value of the common shares;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

Notwithstanding anything to the contrary herein, we will not be required to adjust the exchange rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such

18

minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, and (ii) on each VWAP trading day of any observation period. In addition, we shall not account for such deferrals when determining the number of PMT common shares a holder would have held on a given day had it exchanged its 2029 Exchangeable Notes. In no event will the exchange rate be adjusted such that the exchange price will be less than the par value per share of PMT common shares.

Adjustments to the applicable exchange rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of PMT Common Shares

In the case of:

•

any recapitalization, reclassification or change of PMT common shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Exchange Rights—Exchange Rate Adjustments”);

•	any consolidation, merger or combination involving PMT;

•	any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of PMT and its subsidiaries, taken as a whole; or

•	any statutory share exchange;

and, in each case, as a result of which PMT common shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “reorganization event”), then we or the successor or purchasing entity, as the case may be, will execute with the trustee a supplemental indenture providing that, at the effective time of such reorganization event, the right to exchange each $1,000 principal amount of 2029 Exchangeable Notes for a number of common shares equal to the exchange rate will be changed into a right to exchange such principal amount of 2029 Exchangeable Notes for the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of common shares equal to the exchange rate immediately prior to such reorganization event would have owned or been entitled to receive (the “reference property”) upon such reorganization event. However, at and after the effective time of such reorganization event:

•

we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of 2029 Exchangeable Notes, as set forth under “—Settlement Upon Exchange”; and

•

(w) any amount otherwise payable in cash upon exchange of the 2029 Exchangeable Notes as set forth under “—Settlement Upon Exchange” will continue to be payable in cash, (x) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of our exchange obligation in excess of the principal amount of the 2029 Exchangeable Notes being exchanged as set forth under “—Settlement upon Exchange,” (y) any PMT common shares that we would have been required to deliver upon exchange of the 2029 Exchangeable Notes as set forth under “—Settlement Upon Exchange” will instead be deliverable in the amount and type of reference property that a holder of that number of PMT shares would have received in such reorganization event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one PMT common share would have received in such reorganization event; provided, however, that if the holders of PMT common shares receive only cash in such reorganization event, then for all exchanges that occur after the effective date of such reorganization event (i) the consideration due upon exchange of each $1,000 principal amount of 2029 Exchangeable

19

Notes shall be solely cash in an amount equal to the exchange rate in effect on the exchange date (as may be increased as described under “—Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change”), multiplied by the price paid per PMT common share in such reorganization event; and (ii) settlement will occur on the second business day immediately following the exchange date.

If the reorganization event causes PMT common shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the amount and type of reference property that a holder of PMT common shares would have been entitled to receive in such reorganization event (and for which the 2029 Exchangeable Notes will be exchangeable) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of PMT common shares. We will notify, in writing, the holders, the trustee and the exchange agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. PMT has agreed in the 2029 Exchangeable Notes Indenture not to become a party to any such reorganization event unless its terms are consistent with the foregoing.

Such supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Exchange Rate Adjustments” above. If the reference property includes shares of stock, other securities or other property or assets of an entity other than us or the successor or purchasing entity, as the case may be, such other entity, if it is party to such transaction, will also execute such supplemental indenture, and each such supplemental indenture will contain such additional provisions to protect the interest of the holders including the right of the holders to require us to purchase their 2029 Exchangeable Notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” below, as the board of trustees (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing.

If the 2029 Exchangeable Notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on our website.

In connection with any adjustments to the exchange rate described above, we will also adjust the initial dividend threshold amount based on the number of common shares comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold amount will be zero.

Adjustments of Prices

Whenever any provision of the 2029 Exchangeable Notes Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily exchange values or the daily settlement amounts over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily exchange values or the daily settlement amounts are to be calculated.

Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change

If an event occurs that (i) is a fundamental change (as defined below and determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the exclusion in section (x)(i) of clause (2) of the definition thereof (any such event, a “make-whole fundamental change”), and a holder elects to exchange its 2029 Exchangeable Notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the exchange rate for the 2029 Exchangeable Notes so surrendered for exchange by a number of additional PMT common shares, which we refer to as the additional

20

shares, as described below. An exchange of 2029 Exchangeable Notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of exchange of the 2029 Exchangeable Notes is received by the exchange agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change.

Upon surrender of 2029 Exchangeable Notes for exchange in connection with a make-whole fundamental change, we will satisfy our exchange obligation as described under “—Exchange Rights—Settlement Upon Exchange,” calculated based on the exchange rate as adjusted by the additional shares. However, if, at the effective time of such transaction, the reference property as described under “—Recapitalizations, Reclassifications and Changes of PMT Common Shares” above is comprised entirely of cash, then, for any exchange of 2029 Exchangeable Notes following the effective date of such make-whole fundamental change, the exchange obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged 2029 Exchangeable Notes equal to the exchange rate (including any adjustment as described in this section) multiplied by such stock price. In such event, the exchange obligation will be determined and paid to holders in cash on the second business day following the exchange date. We will notify holders, the trustee and the exchange agent (if other than the trustee) of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the exchange rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, which we refer to as the effective date, and the price, which we refer to as the stock price, paid (or deemed paid) per PMT common share in the make-whole fundamental change. If the holders of PMT common shares receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of PMT common shares over the 10 trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the exchange rate of the 2029 Exchangeable Notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the exchange rate is required to be adjusted as set forth under “—Exchange Rights—Exchange Rate Adjustments.”

The following table sets forth the number of additional shares per $1,000 principal amount of 2029 Exchangeable Notes by which we will increase the exchange rate for a holder that exchanges its 2029 Exchangeable Notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

	Stock Price
Effective Date	$13.73	$14.00	$14.50	$15.00	$15.79	$16.00	$17.00	$18.00	$19.00	$20.00	$21.00
May 24, 2024	9.5000	8.5836	7.0393	5.6833	3.8974	3.4913	1.9118	0.8550	0.2495	0.0265	0.0000
June 1, 2025	9.5000	8.5836	7.0393	5.6833	3.8974	3.4913	1.9118	0.8550	0.2495	0.0265	0.0000
June 1, 2026	9.5000	8.5836	7.0393	5.6833	3.8974	3.4913	1.9118	0.8550	0.2495	0.0265	0.0000
June 1, 2027	9.5000	8.5836	7.0393	5.6833	3.7802	3.3231	1.6312	0.6256	0.1426	0.0085	0.0000
June 1, 2028	9.5000	8.5836	6.8207	5.0867	2.9487	2.5000	0.9706	0.2433	0.0205	0.0000	0.0000

21

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365 or 366-day year, as the case may be;

•

if the stock price is greater than $21.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the exchange rate; or

•

if the stock price is less than $13.73 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the exchange rate.

Notwithstanding the foregoing, in no event will the exchange rate be increased on account of a make-whole fundamental change to exceed 72.8332 common shares per $1,000 principal amount of 2029 Exchangeable Notes, subject to adjustments in the same manner as the exchange rate is required to be adjusted as set forth under “—Exchange Rights—Exchange Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

An increase in the exchange rate for 2029 Exchangeable Notes exchanged in connection with the make-whole fundamental change may be treated as a distribution subject to U.S. federal income tax as a dividend. Any applicable withholding taxes (including backup withholding) imposed in connection with a constructive distribution may be withheld from interest and payments upon exchange or maturity of the 2029 Exchangeable Notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common shares, if any, payable on the 2029 Exchangeable Notes to such holder (including any payments received upon exchange of the 2029 Exchangeable Notes or any amounts received upon the repurchase of the 2029 Exchangeable Notes or common shares).

Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your 2029 Exchangeable Notes, or any portion thereof such that the principal amount that remains outstanding of each 2029 Exchangeable Note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the 2029 Exchangeable Notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the 2029 Exchangeable Notes to be purchased). The “fundamental change purchase date” will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any 2029 Exchangeable Notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the 2029 Exchangeable Notes are originally issued if any of the following occurs:

(1)	any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than us, PMT or one of PMT’s other majority-owned

22

subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of PMT common equity representing more than 50% of the voting power of PMT common equity;

(2)

the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between PMT and another person (other than its subsidiaries), in each case pursuant to which PMT’s common shares shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of PMT’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change PMT’s jurisdiction of formation or to form a holding company for PMT and that results in a share exchange or reclassification or similar exchange of the outstanding PMT common shares solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of PMT’s assets and its subsidiaries, on a consolidated basis, to another person (other than any of PMT’s wholly-owned subsidiaries);

(3)	PMT’s shareholders approve any plan or proposal for the liquidation or dissolution of PMT (other than in a transaction described in clause (2) above);

(4)	PMT common shares cease to be listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(5)	PMT (or any successor thereto permitted pursuant to the terms of the 2029 Exchangeable Notes Indenture) ceases to directly or indirectly control PennyMac Corp.;

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the common shares (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of common stock or common equity interests that are traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the 2029 Exchangeable Notes become exchangeable for such publicly traded securities, excluding cash payments for fractional shares, such event shall not be a fundamental change.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the 2029 Exchangeable Notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the exchange agent;

•	if applicable, the applicable exchange rate and any adjustments to the applicable exchange rate;

•

if applicable, that the 2029 Exchangeable Notes with respect to which a fundamental change purchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the 2029 Exchangeable Notes Indenture; and

•	the procedures that holders must follow to require us to purchase their 2029 Exchangeable Notes.

23

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our or PMT’s website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change purchase date, the 2029 Exchangeable Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the 2029 Exchangeable Notes duly completed, to the paying agent if the 2029 Exchangeable Notes are certificated. If the 2029 Exchangeable Notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes. Your purchase notice must state:

•	if certificated, the certificate numbers of your 2029 Exchangeable Notes to be delivered for purchase;

•

the portion of the principal amount of 2029 Exchangeable Notes to be purchased, which must be such that the principal amount that remains outstanding of each 2029 Exchangeable Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the 2029 Exchangeable Notes are to be purchased by us pursuant to the applicable provisions of the 2029 Exchangeable Notes and the 2029 Exchangeable Notes Indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn 2029 Exchangeable Notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn 2029 Exchangeable Notes, or if not certificated, you must comply with DTC’s procedures for withdrawal; and

•

the principal amount, if any, of each 2029 Exchangeable Note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the 2029 Exchangeable Notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the 2029 Exchangeable Notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the 2029 Exchangeable Notes on the fundamental change purchase date, then, with respect to the 2029 Exchangeable Notes that have been properly surrendered for purchase and have not been validly withdrawn:

•

such 2029 Exchangeable Notes will cease to be outstanding and interest will cease to accrue on such 2029 Exchangeable Notes on the fundamental change purchase date or any applicable extension thereof (whether or not book-entry transfer of the 2029 Exchangeable Notes is made or whether or not the 2029 Exchangeable Notes are delivered to the paying agent); and

•

all other rights of the holder with respect to such 2029 Exchangeable Notes will terminate on the fundamental change purchase date (other than (x) the right to receive the fundamental change purchase price and (y) if the fundamental change purchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on such regular record date to receive the accrued and unpaid interest to, but not including, the fundamental change purchase date).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

24

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

No 2029 Exchangeable Notes may be purchased at the option of holders upon a fundamental change if the principal amount of the 2029 Exchangeable Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such 2029 Exchangeable Notes).

Notwithstanding anything to the contrary to the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the 2029 Exchangeable Notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the 2029 Exchangeable Notes Indenture applicable to an offer by us to purchase the 2029 Exchangeable Notes upon a fundamental change, and such third party purchases all 2029 Exchangeable Notes validly tendered and not withdrawn upon such offer in the manner and otherwise in compliance with such requirements.

The purchase rights of the holders could discourage a potential acquirer of us and PMT. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us or PMT by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our or PMT’s financial condition. In addition, the requirement that we offer to purchase the 2029 Exchangeable Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us or PMT.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of PMT’s consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the 2029 Exchangeable Notes to require us to purchase its 2029 Exchangeable Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of PMT’s assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the 2029 Exchangeable Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. If we fail to purchase the 2029 Exchangeable Notes when required following a fundamental change, we will be in default under the 2029 Exchangeable Notes Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The 2029 Exchangeable Notes Indenture provides that each of PennyMac Corp. and PMT shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease such entity’s properties and assets substantially as an entirety to another person, unless (i) PennyMac Corp. or PMT, as the case may be, is the surviving person or the resulting, surviving or transferee person (if not PennyMac Corp. or PMT, as the case may be) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not PennyMac Corp. or PMT, as the case may be) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of PennyMac Corp.’s or PMT’s obligations, as the case may be, under the 2029 Exchangeable Notes Indenture and the 2029 Exchangeable Notes or the guarantee, as applicable; (ii) PennyMac Corp. or PMT, as the case may

25

be, delivers an officer’s certificate and opinion of counsel stating that all conditions precedent relating to such amalgamation, consolidation, merger or sale of assets has been complied with; and (iii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the 2029 Exchangeable Notes Indenture with respect to the 2029 Exchangeable Notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not PennyMac Corp. or PMT, as the case may be) shall succeed to, and may exercise every right and power of PennyMac Corp. or PMT, as the case may be, under the 2029 Exchangeable Notes Indenture, and PennyMac Corp. or PMT, as the case may be, shall be discharged from its obligations under the 2029 Exchangeable Notes Indenture and the 2029 Exchangeable Notes or the guarantee, as applicable, except in the case of any such lease.

Although these types of transactions are permitted under the 2029 Exchangeable Notes Indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the 2029 Exchangeable Notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the 2029 Exchangeable Notes:

(1)	default in any payment of interest on any 2029 Exchangeable Note when due and payable, and the default continues for a period of 30 days;

(2)

default in the payment of principal of any 2029 Exchangeable Note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

(3)

failure by us to comply with our obligation to exchange the 2029 Exchangeable Notes for common shares in accordance with the 2029 Exchangeable Notes Indenture upon exercise of a holder’s exchange right and that failure continues for five business days;

(4)	failure by us or PMT to comply with the applicable obligations under “—Consolidation, Merger and Sale of Assets” above;

(5)

failure by us to issue a notice in accordance with the provisions of “—Fundamental Change Permits Holders to Require Us to Purchase 2029 Exchangeable Notes” or notice of a specified corporate transaction as described under “—Exchange Rights—Exchange Upon Specified Corporate Events,” in each case when due;

(6)

failure by us or PMT, as the case may be, for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the 2029 Exchangeable Notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our or PMT’s agreements, as applicable, contained in the 2029 Exchangeable Notes, the 2029 Exchangeable Notes Indenture or the guarantee (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the 2029 Exchangeable Notes), which notice shall state that it is a “Notice of Default” under the 2029 Exchangeable Notes Indenture;

(7)

failure by us, PMT or any subsidiary of ours or PMT to pay beyond any applicable grace period, or the acceleration of, indebtedness of ours, PMT or such other subsidiary in an aggregate amount greater than $50,000,000 (or its foreign currency equivalent at the time);

(8)

failure by us, PMT or any subsidiary of ours or PMT, as the case may be, to pay a final, non-appealable judgment entered by a court or courts of competent jurisdiction against us, PMT or such other subsidiary, as the case may be, in excess of $50,000,000, which judgment is not paid, discharged or stayed within 30 days after such judgment becomes final and non-appealable; or

(9)	certain events of bankruptcy, insolvency, or reorganization of us, PMT or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of ours or PMT.

26

If an event of default other than an event of default arising under clause (9) above with respect to us or PMT occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding 2029 Exchangeable Notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding 2029 Exchangeable Notes to be due and payable. In addition, upon an event of default arising under clause (9) above with respect to us or PMT, 100% of the principal of and accrued and unpaid interest on the 2029 Exchangeable Notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the 2029 Exchangeable Notes will be due and payable immediately.

The holders of a majority in principal amount of the outstanding 2029 Exchangeable Notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the 2029 Exchangeable Notes) all past defaults (except with respect to nonpayment of principal (including any fundamental change purchase price, if applicable) or interest, the failure to deliver the consideration due upon exchange or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the 2029 Exchangeable Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the 2029 Exchangeable Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, the 2029 Exchangeable Notes Indenture provides that, to the extent we elect, the sole remedy for an event of default relating to PMT’s failure to comply with its obligations as set forth under “—Provision of Financial Information” below, will for the first 360 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the 2029 Exchangeable Notes at a rate equal to (x) 0.25% per annum of the principal amount of the 2029 Exchangeable Notes outstanding for the first 180 days of the 360-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the 2029 Exchangeable Notes outstanding for the last 180 days of such 360-day period as long as such event of default is continuing (subject to the third immediately succeeding paragraph).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the 2029 Exchangeable Notes. On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the 2029 Exchangeable Notes are subject to acceleration as provided above. The provisions of the 2029 Exchangeable Notes Indenture described in this paragraph will not affect the rights of holders of 2029 Exchangeable Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the 2029 Exchangeable Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of 2029 Exchangeable Notes, the trustee and the paying agent of such election prior to the beginning of such 360 day period. Upon our failure to timely give such notice, the 2029 Exchangeable Notes will be immediately subject to acceleration as provided above.

In no event will the additional interest described in the three immediately preceding paragraphs accrue at a rate in excess of 0.50% per annum pursuant to the 2029 Exchangeable Notes Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If any portion of the amount payable on the 2029 Exchangeable Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

27

Subject to the provisions of the 2029 Exchangeable Notes Indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the 2029 Exchangeable Notes Indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price with respect to, its 2029 Exchangeable Notes when due, or the right to receive payment or delivery of the consideration due upon exchange of its 2029 Exchangeable Notes, no holder may pursue any remedy with respect to the 2029 Exchangeable Notes Indenture or the 2029 Exchangeable Notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding 2029 Exchangeable Notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5)	the holders of a majority in principal amount of the outstanding 2029 Exchangeable Notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price with respect to, and the common shares, due upon exchange of, its 2029 Exchangeable Notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding 2029 Exchangeable Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The 2029 Exchangeable Notes Indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the 2029 Exchangeable Notes Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the 2029 Exchangeable Notes Indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any 2029 Exchangeable Note or a default in the delivery of the consideration due upon exchange, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the 2029 Exchangeable Notes. In addition, we and PMT are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we or PMT are in default in the performance and observance of any of the terms, provisions and conditions of the 2029 Exchangeable Notes Indenture (without regard to any period of grace or requirement of notice provided under the 2029 Exchangeable Notes Indenture) and, if we or PMT are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We and PMT also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we or PMT become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we or PMT are taking or propose to take in respect thereof.

28

Modification and Amendment

Subject to certain exceptions, the 2029 Exchangeable Notes Indenture, the 2029 Exchangeable Notes or the guarantee may be amended, and any past default or compliance with any provisions may be waived, with the consent of the holders of a majority of the principal amount of the 2029 Exchangeable Notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 2029 Exchangeable Notes). However, without the consent of each holder of a then outstanding 2029 Exchangeable Note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of 2029 Exchangeable Notes outstanding necessary to consent to an amendment or waive any past default or event of default;

(2)	reduce the rate of interest on any 2029 Exchangeable Note or change the time for payment of interest on any 2029 Exchangeable Note;

(3)	reduce the principal of any 2029 Exchangeable Note or change the maturity date of any 2029 Exchangeable Note;

(4)	change the place or currency of payment on any 2029 Exchangeable Note;

(5)	make any change that impairs or adversely affects the exchange rights of any 2029 Exchangeable Notes;

(6)

reduce the fundamental change purchase price of any 2029 Exchangeable Note or amend or modify in any manner adverse to the rights of the holders of the 2029 Exchangeable Notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)

impair the right of any holder to receive payment of principal of and interest, if any, on, its 2029 Exchangeable Notes, or the right to receive PMT common shares due upon exchange of its 2029 Exchangeable Notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s 2029 Exchangeable Notes;

(8)	modify the ranking provisions of the 2029 Exchangeable Notes Indenture in a manner that is adverse to the rights of the holders of the 2029 Exchangeable Notes;

(9)	modify or amend the terms and conditions of the obligations of PMT as guarantor of the 2029 Exchangeable Notes in a manner adverse to the holders of the 2029 Exchangeable Notes or the guarantee; or

(10)

make any change in the provisions described in this “—Modification and Amendment” section that requires each holder’s consent or in the waiver provisions if such change is adverse to the rights of the holders of the 2029 Exchangeable Notes.

Without the consent of any holder of the 2029 Exchangeable Notes, we, PMT and the trustee may amend the 2029 Exchangeable Notes Indenture, the 2029 Exchangeable Notes or the guarantee:

(1)

to conform the provisions of the 2029 Exchangeable Notes Indenture to the “Description of the Notes” section in the preliminary offering memorandum initially distributed in connection with the 2029 Exchangeable Notes, as supplemented by the related pricing term sheet; or

(2)	to evidence the succession by a successor person and to provide for the assumption by a successor person of our or PMT’s obligations under the 2029 Exchangeable Notes Indenture or the guarantee;

(3)

to add additional guarantees with respect to the 2029 Exchangeable Notes and to remove such additional guarantees in accordance with the terms of the 2029 Exchangeable Notes Indenture and the 2029 Exchangeable Notes;

(4)	to secure the 2029 Exchangeable Notes or any guarantee;

29

(5)	to increase the exchange rate of the 2029 Exchangeable Notes;

(6)	to add to our or PMT’s covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us or PMT, as applicable;

(7)

to cure any ambiguity, omission, defect or inconsistency in the 2029 Exchangeable Notes Indenture, the 2029 Exchangeable Notes or the guarantee, or to make any other change that does not adversely affect the rights of any holder of the 2029 Exchangeable Notes in any material respect;

(8)	to provide for a successor trustee;

(9)	to irrevocably select a settlement method or specified dollar amounts, or eliminate our right to choose a particular settlement method, on exchange of 2029 Exchangeable Notes; or

(10)	to comply with the applicable procedures of the depositary.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the 2029 Exchangeable Notes Indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the 2029 Exchangeable Notes Indenture and the 2029 Exchangeable Notes by delivering to the securities registrar for cancellation all outstanding 2029 Exchangeable Notes or by depositing with the trustee or delivering to the holders, as applicable, after all of the 2029 Exchangeable Notes have become due and payable, whether on the maturity date or any fundamental change purchase date, upon exchange or otherwise, cash or, solely to satisfy outstanding exchanges, cash and/or common shares, as applicable, sufficient to pay all of the outstanding 2029 Exchangeable Notes and/or satisfy all exchanges, as the case may be, and pay all other sums payable under the 2029 Exchangeable Notes Indenture by us. Such discharge is subject to terms contained in the 2029 Exchangeable Notes Indenture.

Calculations in Respect of 2029 Exchangeable Notes

We are responsible for making all calculations called for under the 2029 Exchangeable Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of PMT’s common shares, the daily VWAPS, the daily exchange values, the daily settlement amounts, accrued interest payable on the 2029 Exchangeable Notes and the exchange rate of the 2029 Exchangeable Notes. We make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of 2029 Exchangeable Notes. We provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and the exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of 2029 Exchangeable Notes upon the request of that holder.

The trustee and any other exchange agent shall not at any time be under any duty or responsibility to any holder to determine the exchange rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the exchange rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The trustee and any other exchange agent shall not be accountable with respect to the validity or value (or the kind or amount) of any PMT common shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any 2029 Exchangeable Note; and the trustee and any other exchange agent make no representations with respect thereto. Neither the trustee nor any exchange agent shall be responsible for our failure to issue, transfer or deliver any

30

PMT common shares or share certificates or other securities or property or cash upon the surrender of any 2029 Exchangeable Note for the purpose of exchange or to comply with any of our duties, responsibilities or covenants with respect to the exchange of the 2029 Exchangeable Notes.

Provision of Financial Information

The 2029 Exchangeable Notes Indenture provides that any documents or reports that PMT is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are required to be filed with the SEC. Any such document or report that PMT files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Rule 144A Information

At any time that either of PennyMac Corp. or PMT is not subject to Section 13 or 15(d) of the Exchange Act, it will, so long as any of the 2029 Exchangeable Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any holder, beneficial owner or prospective purchaser of such 2029 Exchangeable Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such 2029 Exchangeable Notes pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such 2029 Exchangeable Notes or PMT common shares may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such 2029 Exchangeable Notes or PMT common shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee, security registrar, paying agent and exchange agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and exchange agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The 2029 Exchangeable Notes Indenture provides that it, the 2029 Exchangeable Notes and the guarantee are governed by, and construed in accordance with, the internal laws of the State of New York.

Book-Entry, Settlement and Clearance

Global Notes

2029 Exchangeable Notes that we may offer under the prospectus, as supplemented by this supplement and any applicable additional prospectus supplement, will be initially issued in the form of one or more registered 2029 Exchangeable Notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each global note will be deposited with the trustee as custodian for DTC, which serves as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the applicable DTC participants; and

31

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for 2029 Exchangeable Notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue 2029 Exchangeable Notes in bearer form.

Book-Entry Procedures for Global Notes

All interests in global notes are or will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the 2029 Exchangeable Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the 2029 Exchangeable Notes represented by that global note for all purposes under the 2029 Exchangeable Notes Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have 2029 Exchangeable Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the 2029 Exchangeable Notes under the 2029 Exchangeable Notes Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the 2029 Exchangeable Notes Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of 2029 Exchangeable Notes under the 2029 Exchangeable Notes Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the 2029 Exchangeable Notes represented by a global note are or will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor

32

the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note are or will be governed by standing instructions and customary industry practice and are or will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

2029 Exchangeable Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related 2029 Exchangeable Notes only if:

•

the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•

we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•

an event of default has occurred with regard to the 2029 Exchangeable Notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its 2029 Exchangeable Notes be issued in physical, certificated form.

33

PROSPECTUS

PennyMac Mortgage Investment Trust

Debt Securities

Common Shares

Preferred Shares

Warrants to Purchase Common Shares or Preferred Shares

PennyMac Corp.

Guarantees of Debt Securities

PennyMac Mortgage Investment Trust may offer, issue and sell from time to time, together or separately, the following securities:

•	debt securities in one or more series;

•	common shares of beneficial interest, $0.01 par value per share, or common shares;

•	preferred shares of beneficial interest, $0.01 par value per share, or preferred shares; and

•	warrants to purchase common shares or preferred shares.

If the applicable prospectus supplement indicates that PennyMac Corp. will guarantee a series of debt securities of PennyMac Mortgage Investment Trust, PennyMac Corp. will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, any such debt securities of PennyMac Mortgage Investment Trust. We will provide the specific terms of any securities we may offer in supplements to this prospectus.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We or any selling shareholder, as the case may be, may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We or any selling shareholder reserves the sole right to accept, and together with any underwriters, dealers and agents, reserves the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our common shares, our 8.125% Series A cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, our 8.00% Series B cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, and our 6.75% Series C cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, are listed on the New York Stock Exchange, or the NYSE, under the trading symbols “PMT,” “PMT PrA,” “PMT PrB” and “PMT PrC”, respectively.

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we or any selling shareholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

This prospectus only provides you with a general description of the securities we or any selling shareholder may offer, which is not meant to be a complete description of each security. Each time we or any selling shareholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean PennyMac Mortgage Investment Trust and its consolidated subsidiaries, including PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of PennyMac Mortgage Investment Trust, or PMC, and PennyMac Operating Partnership, L.P., a Delaware limited partnership, or our operating partnership.

References to “Agency” refer to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

PENNYMAC MORTGAGE INVESTMENT TRUST

We are a specialty finance company that invests in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. A significant portion of our investment portfolio is comprised of mortgage-related assets that we have created through our correspondent production activities, including mortgage servicing rights, or MSRs, subordinate mortgage-backed securities, or MBS, and credit risk transfer, or CRT, arrangements, which include CRT agreements and other CRT securities that absorb credit losses on certain of the loans we have sold. We also invest in Agency and senior non-Agency MBS, subordinate credit-linked MBS and interest-only and principal-only stripped MBS. We have also historically invested in distressed mortgage assets (distressed loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PNMAC Capital Management, LLC, or PCM, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our loans and MSRs are serviced by PennyMac Loan Services, LLC, or PLS. PCM and PLS are both indirect controlled subsidiaries of PennyMac Financial Services, Inc., or PFSI, a publicly-traded mortgage banking and investment management company separately listed on the NYSE.

We conduct substantially all of our operations and make substantially all of our investments through our operating partnership and our operating partnership’s subsidiaries. A wholly-owned subsidiary of ours is the sole general partner, and we are the sole limited partner, of our operating partnership.

We believe that we qualify, and we have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, or the Code, beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions.

Forward-looking statements are based on certain assumptions, discuss future expectations, future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from management’s expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date on which it is made, and you should consider the following uncertainties and risks, as well as the risks and uncertainties discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We expressly state that we have no current intention to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:

•	changes in interest rates and other macroeconomic conditions;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

•	changes in real estate values, housing prices and housing sales;

•	the degree and nature of our competition;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise;

•

events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected;

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire loans, and our success in doing so;

•	the concentration of credit risks to which we are exposed;

•	our dependence on PFSI, PCM and PLS, potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at PFSI, PCM and PLS or their affiliates;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our substantial amount of debt;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as the COVID-19 pandemic;

•	unanticipated increases or volatility in financing and other costs, including a rise in interest rates;

•	the performance, financial condition and liquidity of borrowers;

•	the ability of our servicer, which also provides us with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

•	our indemnification and repurchase obligations in connection with loans we purchase and later sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest;

•	increased rates of delinquency, default and/or decreased recovery rates on our investments;

•	the performance of loans underlying MBS in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•

the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and income;

•	our ability to maintain appropriate internal control over financial reporting;

•	technology failures, cybersecurity risks and incidents, and our ability to mitigate cybersecurity risks and cyber intrusions;

•	our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business;

•	our ability to detect misconduct and fraud;

•	changes in our CRT arrangements and agreements;

•	developments in the secondary markets for our loan products;

•	legislative and regulatory changes that impact the loan industry or housing market;

•

changes in regulations that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies or such changes that increase the cost of doing business with such entities;

•	the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of homeownership;

•	our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity, and climate risks;

•	changes in government or government-sponsored home affordability programs;

•

limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries, or TRSs, for U.S. federal income tax purposes, as applicable, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•

changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company);

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, are not necessarily all of the important factors that could cause our actual results and performance to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could adversely affect our business, income and/or financial condition. Consequently, there can be no assurance that the results or performance anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general business purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

We will not receive any proceeds from any sales of securities by any selling shareholder.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under the senior indenture, dated as of September 21, 2023, as amended or supplemented from time to time, or the indenture, among us, as issuer, PMC, as the guarantor, or the Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, or the Trustee.

The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we,” “our,” “us,” and “our company” in this section, we are referring to PennyMac Mortgage Investment Trust excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at The Bank of New York Mellon Trust Company, N.A., 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. All section references appearing in this description are to sections of the indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of trustees. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to such series.

The terms of any series of debt securities may vary from the terms described here. Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the portion of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into our common shares or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible, any limitation on the ownership or transfer of our common shares or other equity securities into which such debt securities are convertible pursuant to our declaration of trust;

(5) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(6) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(7) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(8) the date(s) on which any interest will be payable;

(9) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(10) the Person to whom any interest shall be payable;

(11) the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(12) the place(s), if any, other than or in addition to The Borough of Manhattan, The City of New York, where:

a.	the principal of (and premium, if any) or interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

b.	such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c.	notices or demands in respect of such debt securities and the indenture may be served;

(13) the period(s) within which, the price(s) at which, the currency or currencies, currency unit(s) or composite currency or currencies at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(14) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, the currency or currencies, currency unit(s) or composite currency or currencies at which and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

(18) whether such debt securities will be issued in certificated or book-entry form;

(19) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof if other than $5,000 any integral multiple thereof and, the terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(21) the terms, if any, upon which such debt securities may be convertible into our common shares or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such common shares for purposes of conversion;

(22) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(23) whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series;

(24) if other than the Trustee, the security registrar and/or paying agent;

(25) provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified;

(26) if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery; and

(27) any other terms of such debt securities not inconsistent with the provisions of the indenture, as supplemented by any supplemental indenture entered into with respect to such series of debt securities.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

The indenture does not contain any provision that would limit our or the Guarantor’s ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving our company or the Guarantor or in the event of a change of control of our company or the Guarantor. However, certain restrictions on ownership and transfer of our common shares and other equity securities contained in our declaration of trust may act to prevent or hinder a change of control. See “Description of Shares of Beneficial Interest.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof, other than bearer securities issued in global form (section 302 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: The Bank of New York Mellon Trust Company, N.A., 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indenture).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

Neither our company nor the Trustee will be required:

•

to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•

to exchange any bearer security called for redemption except that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption; or

•

to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Consolidation, Merger and Sale of Assets of Our Company

The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that in any such case:

(1) we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or any of our subsidiaries’ obligation as a result thereof as having been incurred by us or any of our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) any consolidation, merger, sale, lease or conveyance is also subject to the condition that the Trustee receive an officer’s certificate and legal opinion to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor Person, complies with Article 8 of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with (sections 801 and 804 of the indenture).

Guarantees

If the applicable prospectus supplement indicates that the Guarantor will guarantee a series of our debt securities, the debt securities issued by us will be fully and unconditionally guaranteed by the Guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, along with a notation of guarantee, will be executed by the Guarantor. The obligations of the Guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets of the Guarantor

The indenture provides that the Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, provided that in any such case:

(1) the Guarantor is the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the guarantee and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes the Guarantor’s or any subsidiary of the Guarantor’s obligation as a result thereof as having been incurred by the Guarantor or such subsidiary at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) any consolidation, merger, sale, lease or conveyance is also subject to the condition that the Trustee receive an officer’s certificate and legal opinion to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor Person, complies with Article 8 of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with (sections 803 and 804 of the indenture).

Material Covenants

The indenture contains the following covenants:

Existence. Except as permitted under the provisions of the indenture described under the caption “—Consolidation, Merger and Sale of Assets of Our Company” and “—Consolidation, Merger and Sale of Assets of the Guarantor,” each of our company and the Guarantor must preserve and keep in full force and effect its respective existence, rights (charter and statutory) and franchises. Neither our company nor the Guarantor will be required to preserve any right or franchise if we or the Guarantor, as the case may be, determine that the preservation of that right or franchise is no longer desirable in the conduct of our or the Guarantor’s business, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Maintenance of Properties. Each of us and the Guarantor will cause all of its respective properties that are used or useful in the conduct of its respective business or the respective business of its subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. Each of us and the Guarantor also are required to make all necessary repairs, renewals, replacements, betterments and improvements to the respective properties of our company and the Guarantor, as the case may be. We and the Guarantor, as the case may be, must do these things as necessary in our or the Guarantor’s judgment, as the case may be, to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we, the Guarantor and our and the Guarantor’s respective subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Payment of Taxes and Other Claims. Each of our company and the Guarantor must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all of its respective taxes, assessments and governmental charges levied or imposed upon us or the Guarantor, as the case may be, or any of its respective subsidiaries or upon the income, profits or property of our company or the Guarantor, as the case may be, or any of our or the Guarantor’s respective subsidiaries; and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of our company or the Guarantor, as the case may be, or any of our or the Guarantor’s respective subsidiaries.

However, neither us nor the Guarantor will be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or to the extent the non-payment thereof could not reasonably be expected to have a material adverse effect on us or the Guarantor, as the case may be (section 1006 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Provision of Financial Information. We will be required to file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If we are not so required to file such reports with the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system (or such successor thereto) will be deemed filed with the Trustee as of the time such documents are filed via the SEC’s EDGAR system (or such successor thereto), provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants.

Events of Default, Notice and Waiver

The indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in the deposit of any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty of our company or, if applicable, the Guarantor contained in the indenture continued for 60 days after written notice as provided in the indenture;

(5) default under any bond, debenture, note or other evidence of indebtedness of our company or, if applicable, the Guarantor or under any mortgage, indenture or other instrument of our company or, if applicable, the Guarantor under which there may be issued or by which there may be secured or evidenced any indebtedness of our company or the Guarantor, as the case may be (or by any subsidiary of our company or the Guarantor, as the case may be, the repayment of which our company or the Guarantor has guaranteed or for which our company or the Guarantor is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of our company or of any significant subsidiary of our company as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended, or the Securities Act, or, if applicable, the Guarantor or of the respective property of any such entity; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the Trustee; and

(2) all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any debt security of such series; or

•

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of it receiving written notice of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).

The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of security and/or indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered security and/or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indenture).

Within 120 days after the close of each fiscal year, each of our company and the Guarantor must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).

Modification of the Indenture

Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•

reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

if the debt securities of that series are entitled to the benefit of a guarantee, modify or amend the terms and conditions of the obligations of the Guarantor as guarantor of the debt securities of that series in a manner adverse to the holders of such debt securities;

•

reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described in the section of this prospectus captioned “—Material Covenants” (section 902 of the indenture).

Our company and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our and the Guarantor’s obligations under the indenture;

•

to add to our or the Guarantor’s covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us or the Guarantor in the indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure or add guarantees for the benefit of the debt securities issued thereunder;

•

to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our common shares or preferred shares;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under the indenture by more than one Trustee;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

•

to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indenture).

The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•

the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•

the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•

the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. Our company or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust, or defeasance (section 1402 of the indenture); or

(2) to be released from our and the Guarantor’s obligations relating to (a) sections 1004 to 1006, inclusive, of the indenture (being the first three restrictions described under the caption “—Material Covenants”) and, if provided under the indenture, our and the Guarantor’s obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities, or covenant defeasance (section 1403 of the indenture).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay (without reinvestment of interest from Government Obligations, if any) the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service, or the IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture (section 1404 of the indenture).

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

In the event that we effect defeasance with respect to any series of debt securities, the Guarantor will be released from its guarantee, if any, of the debt securities of such series, except that the following obligations of the Guarantor under its guarantee, if any, of such series of debt securities will survive such defeasance and remain in full force and effect: (1) the Guarantor’s guarantee of our obligations with respect to the debt securities of such series that survive such defeasance; and (2) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its Guarantee of such series of debt securities.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).

“Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

(2) any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than

(1) the Event of Default described in clause (4) under “—Events of Default, Notice and Waiver” or

(2) the Event of Default described in clause (7) under “—Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance,

the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

The Trustee

The Bank of New York Mellon Trust Company, N.A. serves as Trustee for our debt securities pursuant to the indenture.

Definitions

Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of trustees, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4) debt securities which have been paid pursuant to section 306 of the indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5) debt securities converted into common shares or preferred shares in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301 of the indenture;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 of the indenture as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of such Person’s other subsidiaries. For purposes of this definition, “voting stock” means equity securities having voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Governing Law

The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law, or the MRL, and to our declaration of trust and our second amended and restated bylaws, or our bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part.

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, $0.01 par value per share (the “common shares”), and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share. As of June 10, 2024, the following shares of beneficial interest were issued and outstanding: (i) 86,853,300 common shares; (ii) 4,600,000 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A preferred shares”); (iii) 7,800,000 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B preferred shares”) and (iv) 10,000,000 6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series C preferred shares”).

Our declaration of trust authorizes a majority of our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval.

Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

The common shares we or any selling shareholder may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of holders of any other class or series of shares of beneficial interest (including our Series A preferred shares, our Series B preferred shares and our Series C preferred shares) and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such common shares out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us and are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of shares (including our Series A preferred shares, our Series B preferred shares and our Series C preferred shares), each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest (including our Series A preferred shares, our Series B preferred shares and our Series C preferred shares), the holders of our common shares possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and the terms of any other class or series of common shares, all of our common shares have equal dividend, liquidation and other rights.

Preferred Shares

Our board of trustees may authorize the issuance of preferred shares in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the class or series of preferred shares, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	restrictions on ownership and transfer;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred shares we or any selling shareholder may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, our Series A preferred shares, our Series B preferred shares and our Series C preferred shares do, and any other preferred shares that we issue could, rank senior to our common shares with respect to the payment of distributions, and we may not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

The rights, preferences, privileges and restrictions of each class or series of preferred shares will be fixed by articles supplementary relating to the class or series. In the event we offer preferred shares under this prospectus, we will describe the specific terms of the particular class or series of preferred shares in the prospectus supplement relating to that class or series, which terms will include:

•	the number, designation and par value of the preferred shares;

•	the voting rights, if any, of the preferred shares;

•	the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will accumulate;

•	the procedures for any auction and remarketing for the preferred shares, if applicable;

•	the provision for a sinking fund, if any, for the preferred shares;

•	the provision for, and any restriction on, repurchase or redemption, if applicable, of the preferred shares;

•	the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the preferred shares may be modified, if applicable;

•	the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitation on issuance of any other class or series of preferred shares, including any class or series of preferred shares ranking senior to or on parity with the class or series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the preferred shares on any securities exchange;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

•	any additional rights, preferences, privileges or restrictions of the preferred shares.

Series A Preferred Shares

Maturity

The Series A preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series A preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series A preferred shares.

Ranking

The Series A preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with the Series B preferred shares, the Series C preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series A preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issuance to, but not including, March 15, 2024, at a fixed rate equal to 8.125% per annum based on the $25.00 per share liquidation preference, or $2.03125 per share; and (ii) from, and including March 15, 2024 and thereafter, at a rate determined in accordance with the articles supplementary setting forth the terms of the Series A preferred shares.

Dividends on the Series A preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the most recent dividend payment date (as defined below) to which dividends have been paid in full (or declared and a sum sufficient for the payment thereof has been set apart for payment) and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series A preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series A preferred shares during the period from, and including, the date of original issuance to, but not including, March 15, 2024, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A preferred shares during the period from, and including, March 15, 2024 and thereafter, including dividends payable for any partial dividend period, will be computed in accordance with the articles supplementary setting forth the terms of the Series A preferred shares. Dividends are payable to holders of record as they appear in our share transfer records for the Series A preferred shares at the close of business on the applicable dividend record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs, or a dividend record date.

No dividends on the Series A preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred shares which may be in arrears, and holders of the Series A preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series A preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series A preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series A preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series B preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series B preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation and (iii) no common shares, Series B preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series A preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT under the Code, or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares, Series B preferred shares, Series C preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series A preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series A preferred shares, except as described in the above paragraph, all dividends declared upon the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series A preferred share, Series B preferred share, Series C preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series A preferred share, Series B preferred share, Series C preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series A preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series A preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series A preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series A preferred shares in the distribution of assets, including the Series B preferred shares and Series C preferred shares, then the holders of the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series A preferred shares are not redeemable by us prior to March 15, 2024, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series A preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after March 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series A preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series A preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series A preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series A preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;

•	the number of Series A preferred shares to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series A preferred shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series A preferred shares being so called for redemption will not be able to tender such Series A preferred shares for conversion in connection with the Change of Control and that each Series A preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series A preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series A preferred shares to be redeemed must surrender such Series A preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series A preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series A preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series A preferred shares, those Series A preferred shares will no longer be deemed outstanding and all rights of the holders of those Series A preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A preferred shares are to be redeemed, the Series A preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series A preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series A preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series A preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series A preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A preferred shares to be redeemed.

Unless full cumulative dividends on all Series A preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series A preferred shares may be redeemed unless all outstanding Series A preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series A preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series A preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series A preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series A preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series A preferred shares that are not called for redemption) to convert some or all of the Series A preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series A preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series A preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.95858, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series A preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series A preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series A preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series A preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series A preferred shares will receive upon conversion of such Series A preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration. The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series A preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series A preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series A preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A preferred shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series A preferred shares, holders will not be able to convert the Series A preferred shares called for redemption and such Series A preferred shares will be redeemed on the related redemption date, even if such Series A preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A preferred share;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series A preferred shares;

•

the procedures that the holders of Series A preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series A preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series A preferred shares may withdraw Series A preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series A preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series A preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series A preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series A preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A preferred shares to be converted; and

•	that the Series A preferred shares are to be converted pursuant to the applicable provisions of the Series A preferred shares.

The “Change of Control Conversion Date” is the date the Series A preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series A preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series A preferred shares;

•	if certificated Series A preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series A preferred shares; and

•	the number of Series A preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series A preferred shares are held through DTC or a similar depositary, each, a Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series A preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series A preferred shares, as described above under “—Redemption,” in which case only the Series A preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series A preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A preferred shares will not be so converted and the holders of such Series A preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series A preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series A preferred shares, no holder of Series A preferred shares will be entitled to convert such Series A preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series A preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series A preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series A preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series B preferred shares, Series C preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of Series A preferred shares and the holders of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of those two trustees, including, if applicable, the Series B preferred shares and Series C preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series A preferred shares or by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of those two trustees, including, if applicable, the Series B preferred shares and Series C preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series A preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series A preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series A preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series A preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series A preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series B preferred shares and the Series C preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series A preferred shares as described above, then the holders of record of at least 25% of the outstanding Series A preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series A preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series A preferred shares are entitled to vote, each Series A preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series A preferred shares as a single class on any matter, the holders of Series A preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series A preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series A preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series B preferred shares and the Series C preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series A preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of such trustees, including, if applicable, the Series B preferred shares and the Series C preferred shares.

So long as any Series A preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series A preferred shares and shares of all other classes and series of preferred shares ranking on a parity with the Series A preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares on such matters, including, if applicable, the Series B preferred shares and the Series C preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series A preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A preferred shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series A preferred shares, or the creation or issuance of any additional Series A preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series A preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series B preferred shares, Series C preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series A preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series A preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series A preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series A preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series A preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A preferred shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series A preferred shares will, as holders of Series A preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Series B Preferred Shares

Capitalized terms not defined in this section shall have the meaning ascribed to them above under “Series A Preferred Shares.”

Maturity

The Series B preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series B preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series B preferred shares.

Ranking

The Series B preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with the Series A preferred shares, the Series C preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series B preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issuance to, but not including, June 15, 2024, at a fixed rate equal to 8.00% per annum based on the $25.00 per share liquidation preference, or $2.00 per share; and (ii) from, and including, June 15, 2024 and thereafter, at a rate determined in accordance with the articles supplementary setting forth the terms of the Series B preferred shares.

Dividends on the Series B preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the latest dividend payment date (as defined below) to which dividends have been paid in full (or declared and the record date for determining shareholders entitled to payment thereof has passed) and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series B preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series B preferred shares during the period from, and including, the date of original issuance to, but not including, June 15, 2024, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B preferred shares during the period from, and including, June 15, 2024 and thereafter, including dividends payable for any partial dividend period, will be computed in accordance with the articles supplementary setting forth the terms of the Series B preferred shares. Dividends are payable to holders of record as they appear in our share transfer records for the Series B preferred shares at the close of business on the applicable dividend record date.

No dividends on the Series B preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B preferred shares which may be in arrears, and holders of the Series B preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series B preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series B preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series B preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series A preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series A preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation and (iii) no common shares, Series A preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series B preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or (B) a purchase or exchange offer made on the same terms to holders of all outstanding

Series B preferred shares, Series A preferred shares and Series C preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series B preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series B preferred shares, except as described in the above paragraph, all dividends declared upon the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series B preferred share, per Series A preferred share, per Series C preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series B preferred share, per Series A preferred share, per Series C preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series B preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series B preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series B preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series B preferred shares in the distribution of assets, including the Series A preferred shares and the Series C preferred shares, then the holders of the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series B preferred shares are not redeemable by us prior to June 15, 2024, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series B preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after June 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series B preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series B preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series B preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series B preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series B preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series B preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;

•	the number of Series B preferred shares to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series B preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series B preferred shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series B preferred shares being so called for redemption will not be able to tender such Series B preferred shares for conversion in connection with the Change of Control and that each Series B preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series B preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series B preferred shares to be redeemed must surrender such Series B preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series B preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series B preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series B preferred shares, those Series B preferred shares will no longer be deemed outstanding and all rights of the holders of those Series B preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B preferred shares are to be redeemed, the Series B preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series B preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series B preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series B preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series B preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B preferred shares to be redeemed.

Unless full cumulative dividends on all Series B preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series B preferred shares may be redeemed unless all outstanding Series B preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series B preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series B preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series B preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series B preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series B preferred shares that are not called for redemption) to convert some or all of the Series B preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series B preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series B preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.72777, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series B preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series B preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series B preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series B preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable), subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series B preferred shares will receive upon conversion of such Series B preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration. The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series B preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series B preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series B preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B preferred shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series B preferred shares, holders will not be able to convert the Series B preferred shares called for redemption and such Series B preferred shares will be redeemed on the related redemption date, even if such Series B preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B preferred share;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series B preferred shares;

•

the procedures that the holders of Series B preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series B preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series B preferred shares may withdraw Series B preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series B preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series B preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series B preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series B preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series B preferred shares to be converted; and

•	that the Series B preferred shares are to be converted pursuant to the applicable provisions of the Series B preferred shares.

The “Change of Control Conversion Date” is the date the Series B preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series B preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series B preferred shares;

•	if certificated Series B preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series B preferred shares; and

•	the number of Series B preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series B preferred shares are held through DTC or a Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series B preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series B preferred shares, as described above under “—Redemption,” in which case only the Series B preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series B preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B preferred shares will not be so converted and the holders of such Series B preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series B preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series B preferred shares, no holder of Series B preferred shares will be entitled to convert such Series B preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series B preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series B preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series A preferred shares, Series C preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series B preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of outstanding Series B preferred shares and the holders of shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series C preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series B preferred shares or by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series C preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series B preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series B preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series B preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series B preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series B preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series A preferred shares and the Series C preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series B preferred shares as described above, then the holders of record of at least 25% of the outstanding Series B preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series B preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series B preferred shares are entitled to vote, each Series B preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series B preferred shares as a single class on any matter, the holders of the Series B preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series B preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series B preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A preferred shares and the Series C preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series B preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of such trustees, including, if applicable, the Series A preferred shares and the Series C preferred shares.

So long as any Series B preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series B preferred shares and all other classes and series of preferred shares ranking on a parity with the Series B preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares on such matters, including, if applicable, the Series A preferred shares and the Series C preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series B preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred shares; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series B preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series B preferred shares, or the creation or issuance of any additional Series B preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series B preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series A preferred shares, the Series C preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series B preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series B preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series B preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series B preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series B preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series B preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series B preferred shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series B preferred shares will, as holders of Series B preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Series C Preferred Shares

Capitalized terms not defined in this section shall have the meaning ascribed to them above under “Series A Preferred Shares.”

Maturity

The Series C preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series C preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C preferred shares.

Ranking

The Series C preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with the Series A preferred shares, the Series B preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series C preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.75% per annum of the $25.00 per share liquidation preference (equivalent of $1.6875 per annum per share).

Dividends on the Series C preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the latest dividend payment date to which dividends have been paid in full (or declared and the record date for determining shareholders entitled to payment thereof has passed) and are payable quarterly in arrears on the dividend payment date. If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series C preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series C preferred shares are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our share transfer records for the Series C preferred shares at the close of business on the applicable dividend record date.

No dividends on the Series C preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series C preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C preferred shares which may be in arrears, and holders of the Series C preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series C preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series C preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series C preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series A preferred shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series A preferred shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C preferred shares as to dividends or upon liquidation and (iii) no common shares, Series A preferred shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series C preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series C preferred shares, Series A preferred shares and Series B preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series C preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series C preferred shares, except as described in the above paragraph, all dividends declared upon the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series C preferred share, per Series A preferred share, per Series B preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series C preferred share, per Series A preferred share, per Series B preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series C preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series C preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series C preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series C preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series C preferred shares in the distribution of assets, including the Series A preferred shares and the Series B preferred shares, then the holders of the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series C preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series C preferred shares are not redeemable by us prior to August 24, 2026, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series C preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after August 24, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series C preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series C preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person

•	has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series C preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series C preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;

•	the number of Series C preferred shares to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series C preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series C preferred shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series C preferred shares being so called for redemption will not be able to tender such Series C preferred shares for conversion in connection with the Change of Control and that each Series C preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series C preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series C preferred shares to be redeemed must surrender such Series C preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series C preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series C preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series C preferred shares, those Series C preferred shares will no longer be deemed outstanding and all rights of the holders of those Series C preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C preferred shares are to be redeemed, the Series C preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series C preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series C preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series C preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series C preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C preferred shares to be redeemed.

Unless full cumulative dividends on all Series C preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series C preferred shares may be redeemed unless all outstanding Series C preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series C preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series C preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series C preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series C preferred shares that are not called for redemption) to convert some or all of the Series C preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series C preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series C preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.65534, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series C preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series C preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series C preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series C preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable), subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof, a holder of Series C preferred shares will receive upon conversion of such Series C preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration. The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series C preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series C preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series C preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C preferred shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series C preferred shares, holders will not be able to convert the Series C preferred shares called for redemption and such Series C preferred shares will be redeemed on the related redemption date, even if such Series C preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C preferred share;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series C preferred shares;

•

the procedures that the holders of Series C preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series C preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series C preferred shares may withdraw Series C preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series C preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series C preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series C preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series C preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series C preferred shares to be converted; and

•	that the Series C preferred shares are to be converted pursuant to the applicable provisions of the Series C preferred shares.

The “Change of Control Conversion Date” is the date the Series C preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series C preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series C preferred shares;

•	if certificated Series C preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series C preferred shares; and

•	the number of Series C preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series C preferred shares are held through DTC or a Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series C preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series C preferred shares, as described above under “—Redemption,” in which case only the Series C preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series C preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C preferred shares will not be so converted and the holders of such Series C preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series C preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series C preferred shares, no holder of Series C preferred shares will be entitled to convert such Series C preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series C preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series C preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series C preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series A preferred shares, Series B preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series C preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of outstanding Series C preferred shares and the holders of shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series B preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series C preferred shares and by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series B preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series C preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series C preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series C preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series C preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series C preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series A preferred shares and the Series B preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series C preferred shares and the holders of preferred shares of any other class or series which are entitled to vote together as a single class with the Series C preferred shares as described above, then the holders of record of at least 25% of the outstanding Series C preferred shares and other outstanding preferred shares entitled to vote together as a single class with the Series C preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series C preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series C preferred shares are entitled to vote, each Series C preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series C preferred shares as a single class on any matter, the holders of the Series C preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series C preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series C preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A preferred shares and the Series B preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series C preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares in the election of such trustees, including, if applicable, the Series A preferred shares and the Series B preferred shares.

So long as any Series C preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series C preferred shares and all other classes and series of preferred shares ranking on a parity with the Series C preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares on such matters, including, if applicable, the Series A preferred shares and the Series B preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series C preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C preferred shares; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series C preferred shares, or the creation or issuance of any additional Series C preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series C preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series A preferred shares, the Series B preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series C preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series C preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series C preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series C preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series C preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series C preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C preferred shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series C preferred shares will, as holders of Series C preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of a class or series of shares that has priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of shares will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our declaration of trust contains restrictions on the ownership and transfer of our common shares and other outstanding shares of beneficial interest. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the “common share ownership limit,” or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, which we refer to as the “aggregate share ownership limit.” We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “share ownership limits.”

The constructive ownership rules under the Code are complex and may cause shares of beneficial interest owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of beneficial interest), could, nevertheless, cause the acquirer, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest and thereby violate the applicable share ownership limit.

Our board of trustees may, upon receipt of certain representations and undertakings and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the share ownership limits and establish a different limit, or “excepted holder limit,” for a particular shareholder if the person’s ownership in excess of the share ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT or result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution). As a condition of its exemption or creation of an excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or the IRS ruling satisfactory to our board of trustees in order to determine or ensure our status as a REIT and may impose any other conditions or restrictions on such a waiver or excepted holder limit as it deems appropriate.

In connection with granting an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease one or both of the share ownership limits for all other persons and entities; provided, however, that any decrease in a share ownership limit will not be effective for any person whose percentage of ownership of our shares is in excess of such decreased limit until the person’s percentage of ownership of our shares equals or falls below the decreased limit (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately), but any further acquisition of our shares in excess of such person’s percentage of ownership of our shares will be in violation of the applicable limits; and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of trustees may, but is not required to, require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our declaration of trust further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares of beneficial interest that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution). Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the share ownership limits or any of the other restrictions on ownership and transfer of our shares of beneficial interest described above must immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

•

The share ownership limits and the other restrictions on ownership and transfer of our shares of beneficial interest will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of beneficial interest or any other event would otherwise result in:

•	any person violating the share ownership limits or any applicable excepted holder limit established by our board of trustees; or

•

our being “closely held” under Section 856(h) of the Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our declaration of trust, then our declaration of trust provides that the transfer of the shares will be void ab initio. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the charitable trustee.

Shares of beneficial interest transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of beneficial interest at market price, which is the last sale price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event that resulted in the transfer of such shares of beneficial interest to the charitable trust, the market price) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the prohibited owner and any distributions held by the charitable trustee with respect to such shares of beneficial interest must be distributed to the charitable beneficiary.

If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of a transfer of shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that sale, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price) on the trading day immediately preceding the day of the event which resulted in the transfer to the charitable trust and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of beneficial interest have been transferred to a charitable trust, such shares of beneficial interest are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the charitable trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible trust action, then the charitable trustee may not rescind and recast the vote.

If our board of trustees determines that a proposed transfer would violate any of the restrictions on ownership and transfer of our shares of beneficial interest set forth in our declaration of trust, our board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of beneficial interest, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, must give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership and transfer restrictions could delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares, our Series A preferred shares, our Series B preferred shares and our Series C preferred shares is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares or preferred shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares, as applicable, that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part.

Classification of Board of Trustees

Pursuant to our declaration of trust, our board of trustees is divided into three classes of trustees. Trustees of each class are elected for three-year terms upon the expiration of their current terms, and every year one class of our trustees is elected by our shareholders. We believe that the classification of our board of trustees helps to assure the continuity and stability of our business strategies and policies as determined by our board of trustees. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees are able to elect all of the successors of the class of trustees whose terms expire at the meeting.

The classified board provision in our declaration of trust could have the effect of making the replacement of incumbent trustees more time consuming and difficult. Two separate meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees could delay, defer or prevent a change of control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Number of Trustees; Vacancies

Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our declaration of trust and bylaws currently provide that any vacancy may be filled only by a majority of the remaining trustees. Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law, or the MGCL, regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our trustees is elected by our shareholders to serve for the applicable term of the class to which he or she was elected, pursuant to our classified board provisions, and until his or her successor is duly elected and qualifies. A majority of all votes cast “for” or “against,” or affirmatively withheld, in the election of trustees at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee in an uncontested election. A plurality of all votes cast is sufficient to elect a trustee in a contested election. In addition, our corporate governance guidelines require any trustee nominee who fails to receive a majority vote in an uncontested election to promptly tender his or her resignation to our board of trustees. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally preclude shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” (generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust) or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person approved by our board of trustees will be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the real estate investment trust; or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if, at a meeting of shareholders, the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special shareholder-requested meeting of shareholders.

Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the shareholders entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, which removal will be allowed only for cause, (3) vest in the board the exclusive power to fix the number of trusteeships, (4) require that a vacancy on the board be filled only by the remaining trustees and (5) require, unless called by our chairman, chief executive officer, president or the board of trustees, the request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by our shareholders.

Meetings of Shareholders

Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any other business properly before the meeting will be held annually after the delivery of our annual report on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and accompanied by the information required by our bylaws.

Mergers; Extraordinary Transactions

Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity or convert into another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such matters may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to (a) the removal of trustees and (b) the vote required to amend the removal provision itself (each of which require the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Our board of trustees has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Our bylaws also provide shareholders with the concurrent right to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to a proposal submitted by a group of up to five shareholders holding at least 1% of our outstanding common shares continuously for at least one year, except that our shareholders do not have the power to amend our bylaws to eliminate our board of trustees’ concurrent power to amend our bylaws.

Our Termination

Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by the affirmative vote of a majority of our entire board of trustees and a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to our secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting (or, if we did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting).

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to our secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, relating to the removal of trustees and filling of vacancies on our board of trustees, the provisions in our declaration of trust regarding the classification of our board and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a duty owed by any trustee, officer or other employee of our company to our company or to our shareholders, (c) any action asserting a claim pursuant to any provision of the Maryland REIT Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former trustee or officer or (2) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours. We also have entered into indemnification agreements with our trustees and executive officers that address similar matters.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted for directors and officers of Maryland corporations under the MGCL. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of our election to qualify as a REIT and an investment in our common shares if we qualify as a REIT. Sidley Austin LLP has acted as our tax counsel and has reviewed this summary. The U.S. federal income tax consequences of an investment in debt securities or the acquisition, ownership, disposition and exercise of the warrants will be described in the related prospectus supplement. For purposes of this section under the heading “Certain U.S. Federal Income Tax Considerations,” references to “we,” “our,” “us” and “our company” mean only PennyMac Mortgage Investment Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. In addition, this summary does not discuss how the scheduled sunsetting of certain provisions of H.R. 1, commonly known as the 2017 Tax Cuts and Jobs Act, or the Tax Act, on December 31, 2025, may affect us or our shareholders. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and affiliated entities will continue to be in accordance with our declaration of trust or our subsidiaries’ respective organizational documents, as the case may be. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	depository institutions;

•	insurance companies;

•	broker dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax;

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Code);

•	partnerships and trusts;

•	persons who hold our common shares on behalf of another person as nominee;

•	a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the Code);

•	a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the Code) or any entity wholly owned by one or more qualified foreign pension funds;

•	and, except to the extent discussed below:

•	tax-exempt organizations; and

•	persons (other than non-U.S. holders, as defined below) whose functional currency is not the U.S. dollar.

This summary assumes that investors will hold our common shares as a capital asset, which generally means as property held for investment.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder holding our common shares will depend on the shareholder’s particular tax circumstances. For example, a shareholder that is a partnership or trust which has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our common shares as nominee on behalf of such a tax-exempt organization. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.

Taxation of PennyMac Mortgage Investment Trust

We elected to be taxed as a REIT under the Code commencing with our short taxable year ended December 31, 2009, and generally will not be subject to U.S. federal income taxes on our income to the extent we currently distribute all of our income to our shareholders and maintain our qualification as a REIT. However, a significant portion of our assets may be held by TRSs, the net income of which may be subject to federal and state corporate income taxes.

In the opinion of Sidley Austin LLP, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed future method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. The opinion of Sidley Austin LLP will be expressed as of the date issued and Sidley Austin LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

Under current law, the rate at which most domestic holders of common shares that are individuals, trusts and estates are taxed on corporate dividends is a maximum of 20% (the same as the current rate for long-term capital gains), not including the 3.8% Medicare tax described below. With certain exceptions, however, dividends received by holders of our common shares from us or from other entities that are taxed as REITs are generally not eligible for such 20% rate, and will be taxed at rates applicable to ordinary income. Such holders of common shares, however, would generally be subject to tax at such preferred rates on dividends paid by us to the extent that the dividends are attributable to dividends paid by one or more TRSs. In addition, the Tax Act generally may allow non-corporate domestic holders of common shares to deduct from their taxable income one-fifth of the REIT dividends payable to them that are not treated as capital gains dividends or as qualified dividend income, or Qualified REIT Dividends, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax) for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations, including certain requirements regarding the minimum holding period of the shareholder of the REIT shares with respect to which such dividends are paid. See “—Taxation of Holders of Common Shares—Taxation of Taxable Domestic Holders of Common Shares—Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains and qualified dividend income recognized by REITs. See “—Taxation of Holders of Common Shares.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

The earnings of each TRS we own will be subject to U.S. federal corporate income taxation (including, potentially, a 15% alternative minimum tax on the adjusted financial statement income (“AFSI”) of C corporations, including TRSs, whose three-year average AFSI exceeds $1 billion), and the amount of such taxes may be material.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable U.S. federal corporate income tax rate (currently 21%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool, or TMP, or a residual interest in a Real Estate Mortgage Investment Conduit, or REMIC), we could be subject to corporate level U.S. federal income tax (currently at a 21% rate) to the extent that such income is allocable to specified types of tax-exempt shareholders known as “disqualified organizations” that are not subject to unrelated business income tax. Similar rules will apply if we own an equity interest in a TMP through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because there is a reasonable cause for the failure and other applicable requirements are met, we may be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•

If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest U.S. federal corporate income tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below under “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between a REIT and a TRS that do not reflect arm’s length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five year period following their acquisition from the subchapter C corporation.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our and their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares of beneficial interest, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares of beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(vii)	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and

(viii)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during an entity’s initial tax year as a REIT (i.e., 2009 in our case). Our declaration of trust contains restrictions regarding the ownership and transfer of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of beneficial interest in which the record holders are to disclose the actual owners of the shares of beneficial interest (i.e., the persons required to include the dividends paid by us in their gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares of beneficial interest and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases in which a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests and Disregarded Entities. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s capital interest in the partnership (except that, for purposes of the 10% value test, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other subsidiary partnerships will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below under “—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership and in Affiliated Partnerships.”

If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See “—Asset Tests” and “—Income Tests.”

Our share of any gain realized by our operating partnership or any other pass-through subsidiary on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. We intend that our operating partnership will conduct its operations so that no asset owned by it or its pass-through subsidiaries will be considered to be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. In order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans through a TRS, which will be subject to corporate income tax on any income or gain derived from the loans it holds and sells, and not at the REIT level.

Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such a TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a TRS or as receiving any income that such subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass through subsidiaries (for example, activities that give rise to certain categories of income such as management or market-rate servicing fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS exceeded the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We intend to hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that loans that we originate or buy with an intention of selling (as in the case of our correspondent lending business) in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

The same TRS may also be the entity through which most loan modifications are made. See “—Cash/Income Differences/Phantom Income”. In this circumstance, modified loans held by that TRS would be subject to the same mark to market regime as the other assets of the TRS, if applicable, in determining the taxable income of the TRS each year.

We also expect that some or all of the real property that we may acquire by foreclosure or similar process will be held in one or more TRSs and that any income or gain realized with respect to such real property will be subject to corporate income taxation.

In addition, Section 163(j) of the Code, as amended by the Tax Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Although “adjusted taxable income” generally does not include “business interest income” during any year, our TRSs may be limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us or third parties if a TRS does not have sufficient business interest income, which could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Taxpayers that conduct certain real estate businesses may elect to not have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We do not believe that our TRSs will be eligible to make this election.

Cash/Income Differences/Phantom Income.

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, and is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our (and, indirectly, our shareholders’) ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, losses later” phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

Many of the MBS that we buy will likely have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would then hold the modified loan with a cost basis equal to its principal amount after the modification for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by our TRS treated as a dealer as described in the immediately preceding section of this discussion, such a TRS would be required at the end of each taxable year, including the taxable year in which any such modifications were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

Moreover, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Annual Distribution Requirements.”

Income Tests

To qualify as a REIT, we must annually satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans collateralized by real property (including certain types of MBS), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as “qualified temporary investment income.” “Qualified temporary investment income” includes any income which is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of “new capital” (i.e., generally, any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (iii) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, none of which need have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is collateralized by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undercollateralized, the income that it generates may nonetheless qualify for purposes of the 95% income test. In Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, the IRS interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed above) as interest rather than principal.

We believe that all of the mortgage loans that we acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, will not apply to our portfolio. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, that the interest apportionment rules applied for purposes of our REIT testing, and that the position taken in Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, should be applied to our portfolio, then depending upon the value of the real property securing our loans and their face amount, and the sources of our gross income generally, we might not be able to meet the 75% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests if the property is not held as inventory or dealer property.

To the extent that a REIT derives interest income from a mortgage loan, or income from the rental of real property (discussed below), where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We and our subsidiaries may also invest in REMICs and may invest in other types of asset-backed securities, or ABS, MBS or residential mortgage-backed securities, or RMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We invest in excess servicing spread, or ESS. The IRS has issued private letter rulings to other REITs (and on which we accordingly may not rely) to the effect that ESSs produce qualifying income for purposes of the 75% gross income test. Any income that is qualifying income for the 75% gross income test is also qualifying income for the 95% gross income test. Based on these private letter rulings and other published IRS guidance regarding the treatment of excess mortgage servicing fees, we generally intend to treat our investments in ESSs as producing qualifying income for purposes of the 95% and 75% gross income tests. Nevertheless, because we may not rely on private letter rulings issued to other taxpayers and because the IRS may revoke private letter rulings, the IRS could challenge our position that our ESSs are qualifying assets and produce qualifying income. In addition, the IRS could challenge our determination of the portion of an MSR that we have treated as ESS as a factual matter, asserting that such ESS is not excess of a “normal” servicing fee. If any such challenge were successful, we could be required to treat some portion of our ESS as not being qualifying income, which could in an extreme case jeopardize our qualification as a REIT and require us to take curative action in order to maintain such qualification, and possibly incur taxes and other expenses in order to do so.

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such non-REIT dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from another REIT, however, will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by us or our pass through subsidiaries from (i) instruments that hedge risks of changes in interest rates, with respect to indebtedness incurred or to be incurred by us or our pass through subsidiaries in order to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (ii) any transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under either the 95% gross income test or the 75% gross income test will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test, provided that specified requirements are met, including that the instrument be properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income and gain from all other hedging transactions will only be qualifying income for purposes of the 95% and 75% income tests if the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 75% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 75% and 95% gross income tests. To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 95% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 95% gross income test, but will generally be included in gross income and treated as nonqualifying income for purposes of the 75% gross income test, except to the extent that such foreign currency gain qualifies pursuant to the immediately preceding sentence.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the source of our gross income in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, stock of other corporations that qualify as REITs, some kinds of MBS and mortgage loans, and debt instruments issued by REITs that are required to file annual and periodic reports with the SEC under the Exchange Act, or Publicly Offered REITs, provided such debt instruments that would not otherwise qualify as “real estate assets” do not exceed 25% of the value of our total assets. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Based on the same IRS private letter ruling and published guidance concerning the classification of ESSs referred to in “—Income Tests” above, we intend to treat our ESSs as ownership interests in the interest payments made on the underlying mortgage loans (similar to an “interest only” strip), and consequently as “real estate assets.” However, as in the case of the REIT income tests, the IRS could also challenge our position that our ESSs are “real estate assets”, which could in an extreme case jeopardize our qualification as a REIT and require us to take curative action in order to maintain such qualification, and possibly incur taxes and other expenses in order to do so.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership. Fourth, the aggregate value of all securities of TRSs (other than securities that are “real estate assets”) held by a REIT may not exceed 20% of the value of the REIT’s total assets.

A significant portion of our assets may be held from time to time in TRSs, and the need to satisfy the requirement that securities issued by TRSs not exceed 20% of the value of our assets may require dividends to be distributed by such TRSs to us at times when it may be beneficial not to do so. We may, in turn, distribute all or a portion of such dividends to our shareholders at times when we might not otherwise wish to declare and pay such dividends. See “—Annual Distribution Requirements.” TRS distributions classified as dividends, however, will generally not constitute “good” income for purposes of the 75% gross income test discussed above. It is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRS securities below 20% of our assets, but be unable to do so without violating the requirement that we derive 75% of our gross income in the taxable year from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt held by us that is issued by another REIT will generally not so qualify (however, debt issued by REITs will not be treated as “securities” for purposes of the 10% value test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable U.S. federal corporate income tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time period.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT’s total assets and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time period.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests in a REMIC held by us or our pass through subsidiaries will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests.

Where a REIT holds a “residual interest” in a REMIC, or in a TMP, from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a shareholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to foreign shareholders. Moreover, any excess inclusion income received by a REIT that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, will be subject to corporate level income tax in the REIT’s hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

In the event that we are treated as investing in a mortgage loan that is not fully secured by real property, Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to the lesser of: (1) the greater of (a) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (b) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date.

We engage in various lending, purchase and financing transactions involving our TRS that result in us holding gross assets that we treat as “real estate assets” that give rise to gross income that is “interest on obligations secured by interests in real property” for purposes of the gross asset and gross income tests that we must satisfy to qualify as a REIT. We do so based on our interpretations of certain published revenue rulings and on the rationale used in private letter rulings issued to other taxpayers (and on which we accordingly may not rely). Such transactions also ordinarily involve leverage in the form of loans obtained by us or our TRS from third-party financing sources that have recourse both to us and to our TRS for the repayment of those loans. While we believe that these transactions and holdings are treated as qualifying real estate assets for purposes of the REIT asset tests to the extent they are secured by real property, the U.S. federal income tax treatment of such transactions and holdings is not entirely clear. If the IRS were to successfully challenge our treatment of these transactions and holdings as qualifying real estate assets, our ability to meet the REIT asset tests and other REIT requirements could be adversely affected.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals will be obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any (after tax), from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. For distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends” unless we are a Publicly Offered REIT. A dividend is not a preferential dividend if it is pro rata among all outstanding shares of beneficial interest within a particular class, and is in accordance with the preferences among different classes of shares of beneficial interest as set forth in the REIT’s organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their common shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. This may be especially an issue with respect to our investments in distressed or modified debt instruments. See “—Effect of Subsidiary Entities—Cash/Income Differences/Phantom Income.” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short term, or possibly long term, borrowings, or to make distributions in the form of our shares of beneficial interest or taxable in kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year but will be treated as an additional distribution to our shareholders in the year such dividend is paid. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared.

Failure to Qualify

If we failed to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above under “—Income Tests” and “—Asset Tests.”

If we failed to qualify for taxation as a REIT in any taxable year, and the relief provisions described above did not apply, we would be subject to tax on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we were not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates would generally be taxable at qualified dividend rates and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we were entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(1) of the Code) and any foreign currency loss (as defined in Section 988(b)(2) of the Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by us will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. Therefore, in order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans and other activities that could potentially give rise to income from a prohibited transaction through a TRS and not at the REIT level.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations will likely result in us owning interests in a TMP. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions at a subsidiary REIT level, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.

If a REIT, including a subsidiary REIT formed by our operating partnership, owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s shareholders.

If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If a subsidiary REIT through which we held TMP securitizations were to fail to qualify as a REIT, our TMP securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

The U.S. Treasury has not yet issued regulations to govern the treatment of shareholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.”

Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its shareholders in proportion to dividends paid. The REIT is required to notify its shareholders of the amount of excess inclusion income allocated to them. A shareholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See “—Taxation of Holders of Common Shares.” Under IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable U.S. federal corporate income tax rate (currently 21%). In that case, the REIT could reduce distributions to such shareholder by the amount of such tax paid by the REIT attributable to such shareholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” Our declaration of trust contemplates that any tax imposed on us in these circumstances may, to the extent feasible, reduce distributions to the shareholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.

The manner in which excess inclusion income is calculated, or would be allocated to shareholders, including among shares of different classes of beneficial interest, is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more shareholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and investors with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Limitations on Losses Attributable to ESS

We intend that our investment in ESS will be considered to be a “coupon strip” from the related mortgage loans within the meaning of Section 1286 of the Code. The income on such ESS will accordingly be reported as original issue discount based on a constant yield method using a prepayment assumption with respect to the mortgage loans to which such ESS is attributable, all in accordance with the rules of Section 1272(a)(6) of the Code. The yield on ESS is highly sensitive to mortgage loan prepayments because ESS payments, which are based solely on interest paid on a mortgage loan, cease when that mortgage loan is repaid. In the event that prepayments of mortgage loans to which ESS is attributable occur at a faster rate than that anticipated when such ESS was acquired, the original issue discount on the ESS will be reduced, and may even become negative under the computational rules of Section 1272(a)(6) of the Code. Any “negative” amounts of original issue discount on ESS that may occur in a particular period due to rapid prepayments with respect to the mortgage loans to which such ESS is attributable will not be deductible currently, and will only be available to offset positive original issue discount that may accrue on such ESS in future periods. However, we may be entitled to a deduction for a loss to the extent it becomes certain that we will suffer a loss even if there are no further prepayments of the mortgage loans to which such ESS is attributable. The net effect of this limitation on the deductibility of losses attributable to the decline in value of ESS that occurs when the mortgage loans from which it is derived are prepaid at a rate faster than anticipated would be to cause our taxable income to be higher (and our distribution requirement to be correspondingly larger) than our economic income in any period in which it occurred.

Taxation of Holders of Common Shares

Taxation of Taxable Domestic Holders of Common Shares

Distributions. Provided that we qualify as a REIT, distributions made to our taxable domestic holders of common shares out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With certain exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (i.e., the current 20% maximum U.S. federal income tax rate) for qualified dividends received by domestic holders of common shares that are individuals, trusts and estates from taxable C corporations. However, the Tax Act generally may allow such holders of common shares to deduct from their taxable income one-fifth of the Qualified REIT Dividends payable to them for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax described below) for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations, including certain requirements regarding the minimum holding period of the shareholder of the REIT shares with respect to which such dividends are paid. In addition, such holders of common shares are taxed at the preferential rates on dividends designated by and received from REITs to the extent that certain holding requirements are met and the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions from us that are designated as capital gain dividends will generally be taxed to holders of common shares as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its common shares. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat shareholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. See “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements.” Corporate holders of common shares may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20% under current law in the case of holders of common shares who are individuals, trusts and estates, not including the 3.8% Medicare tax described below, and 21% under current law in the case of holders of common shares that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are currently subject to a 25% maximum U.S. federal income tax rate, not including the 3.8% Medicare tax described below, for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these common shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s common shares, they will be included in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the common shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

Earnings and profits are allocated to distributions with respect to preferred shares before they are allocated to distributions with respect to common shares. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources. In addition, the Tax Act imposes certain limitations on the deductibility of net operating losses. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

In certain circumstances, we may make a taxable distribution of our common shares as part of a distribution in which holders of common shares may elect to receive common shares or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a shareholder generally must include the sum of the value of our common shares and the amount of cash received in its gross income as dividend income to the extent that such shareholder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our common shares received as part of a distribution is generally equal to the amount of cash that could have been received instead of our common shares. Depending on the circumstances of the shareholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such shareholder would have to pay the tax using cash from other sources. A shareholder that receives our common shares pursuant to a distribution generally will have a tax basis in such common shares equal to the amount of cash that would have been received instead of our common shares as described above, and a holding period in such common shares that begins on the day following the payment date for the distribution.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any holders of our common shares, that income will be taxable in the hands of the shareholder and will not be offset by any net operating losses of the shareholder that would otherwise be available. See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.”

Dispositions of Our Common Shares. In general, a shareholder must treat any gain or loss recognized upon a sale or other disposition of our common shares as capital gain or loss. Any capital gains recognized by individuals, trusts and estates upon the sale or disposition of our common shares generally will be treated as long-term capital gains and currently will be subject to a maximum U.S. federal income tax rate of 20%, not including the 3.8% Medicare tax described below, if the common shares are held for more than one year, and will be treated as short-term capital gains taxed at substantially higher ordinary income rates (currently up to 37% for taxable years beginning after December 31, 2017 and before January 1, 2026, not including such Medicare tax) if the common shares are held for one year or less. Gains recognized by holders of common shares that are corporations are subject to U.S. federal income tax currently at a maximum rate of 21%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a shareholder who has held the common shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our common shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Each shareholder is encouraged to consult with a tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares or other securities, or transactions that might be undertaken directly or indirectly by us. Moreover, holders of common shares should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Contribution Tax on Unearned Income. A shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the shareholder’s “net investment income” for the relevant taxable year and (2) the excess of the shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of our common shares, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A shareholder that is an individual, estate or trust should consult his, her or its tax advisor regarding the applicability of the Medicare tax to his, her or its income and gains in respect of his, her or its investment in our common shares.

Information Reporting and Backup Withholding. We will report to holders of our common shares and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 24% with respect to distributions unless you:

(a)	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

(b)	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability.

Taxation of Foreign Holders of Common Shares

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common shares applicable to non-U.S. holders of our common shares. A “non-U.S. holder” is any person other than:

(a)	a citizen or resident of the U.S.;

(b)	a corporation or partnership created or organized under the laws of the U.S., or of any state thereof, or the District of Columbia;

(c)	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

(d)

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

The discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of distributions received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the foreign shareholder. See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.”

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. holder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic holders of common shares are taxed with respect to such dividends, such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% (or lower applicable treaty rate) branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our common shares constitute a U.S. real property interest, or a USRPI, which we do not anticipate, distributions by us which are not dividends out of our earnings and profits will generally not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. However, if, contrary to our expectation, our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a current rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax, enforced by withholding, at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, a distribution is not a USRPI capital gain if the underlying asset that was sold represented an interest held by us solely as a creditor, and is therefore not a USRPI, which is likely to be the case for a substantial majority of our assets. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. holder will incur a 30% tax on his, her or its capital gains.

Notwithstanding the foregoing, dividends attributable to USRPI capital gains paid by us to non-U.S. holders are not subject to FIRPTA (and are generally treated the same as an ordinary dividend from us (see “—Ordinary Dividends”)) if the dividends are paid with respect to a class of our common shares that is regularly traded on an established securities market in the U.S., as long as the non-U.S. holder has not owned more than 10% of such class of common shares at any time during the one year period ending on the date such dividend is received. There can be no assurance that our common shares will be, or will continue to be, “regularly traded” on an established securities market within the meaning of this provision.

Dispositions of Our Common Shares. Unless our common shares constitute a USRPI, which we do not anticipate, a sale of the common shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property held solely as a creditor. We expect that most of our assets throughout any relevant testing period will not be real property, but instead will constitute debt instruments, or securities treated as debt instruments, and stock in TRSs.

Even if, contrary to our expectations, the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of beneficial interest is held directly or indirectly by non-U.S. holders. We also expect that we will be a domestically controlled qualified investment entity and, therefore, that the gain on the sale of our common shares should not be subject to taxation under FIRPTA. However, because our common shares are publicly traded, no assurance can be given that we will be a domestically controlled qualified investment entity.

If our common shares constitute a USRPI and we do not constitute a domestically controlled qualified investment entity, but our common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of common shares nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common shares at all times during a specified testing period.

If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the common shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with distributions on our common shares and, depending on the circumstances, the proceeds from a sale or other taxable disposition of our common shares. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder’s country in which you reside under the provisions of an applicable treaty or agreement.

Distributions or proceeds from the disposition of common shares made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

FATCA. Legislation enacted in 2010 (commonly known as FATCA) and existing guidance issued thereunder will generally impose a 30% withholding tax on distributions in respect of our common shares held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common shares are held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to holders of common shares in respect of any amounts withheld. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation to holders of our common shares.

Estate Tax. Our common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Holders of Common Shares

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI, subject to the pension held REIT rules described below. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder except as described in the following paragraph.

To the extent, however, that we (or a part of us, or a disregarded subsidiary of ours) are a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt shareholder that is allocable to excess inclusion income will be subject to tax as UBTI. Furthermore, under the Tax Act, tax-exempt holders of common shares must compute any UBTI for each separate trade or business activity, rather than in the aggregate. If, however, excess inclusion income is allocable to some categories of tax-exempt holders of common shares that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case and to the extent feasible, may reduce the amount of distributions to those holders of common shares whose ownership gave rise to the tax or we may bear such tax as a general corporate expense. See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.”

Tax-exempt holders of common shares that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our shares of beneficial interest could be required to treat a percentage of the dividends from us as UBTI if we are a “pension held REIT.” We will not be a pension held REIT unless we are required to “look through” one or more pension trust shareholders in order to satisfy the REIT closely held rules and either (A) one pension trust owns more than 25% of the value of our shares of beneficial interest, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares of beneficial interest, collectively owns more than 50% of such shares of beneficial interest. Certain restrictions on ownership and transfer of our shares of beneficial interest should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares of beneficial interest, or us from becoming a pension held REIT, although no assurances can be provided in this regard, including in the event we issue one or more waivers from such ownership restrictions.

Tax-exempt holders of common shares are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Other Tax Considerations

Tax Aspects of Our Investments in our Operating Partnership and in Affiliated Partnerships

We may hold direct or indirect interests in various partnerships, including in our operating partnership and any other subsidiary partnerships or limited liability companies we form or acquire. In general, subject to the discussion below regarding audit procedures, partnerships and limited liability companies are “pass through” entities which are not subject to U.S. federal income tax. Rather, partners and members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the partnership or limited liability company. We will include our proportionate share of the foregoing items of the partnerships and limited liability companies we hold an interest in for purposes of the various REIT income tests and in the computation of our REIT taxable income. See “—Taxation of PennyMac Mortgage Investment Trust—Income Tests.” Any resultant increase in our REIT taxable income will increase our distribution requirements (see “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements”), but will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our shareholders. Moreover, for purposes of the REIT asset tests (see “—Taxation of PennyMac Mortgage Investment Trust—Asset Tests”), we will include our proportionate share of assets held by such partnerships and limited liability companies. The audit procedures for partnerships generally require underpayments of tax to be determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. A partnership will generally be permitted to elect to have a partnership adjustment taken into account by the partners in the year to which the adjustment relates. Under these rules, it is possible that any subsidiary partnerships or limited liability companies we form or acquire an interest in will be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Classification as Partnerships

In order for a partnership or limited liability company to be classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check the box regulations”); and

•	is not a “publicly traded partnership.”

Under the check the box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that our operating partnership and any other partnership or limited liability company in which we hold an interest will be classified as a partnership for U.S. federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for U.S. federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Our operating partnership will be structured, operated and maintained so as not to be treated as a “publicly traded partnership.” We have not requested, and do not intend to request, a ruling from the IRS that any partnership or limited liability company in which we hold an interest will be classified as a partnership (or as a disregarded entity) that is not taxable as a corporation for U.S. federal income tax purposes. If for any reason our operating partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we might not qualify as a REIT. See “—Taxation of PennyMac Mortgage Investment Trust—Income Tests,” “—Taxation of PennyMac Mortgage Investment Trust—Asset Tests” and “—Taxation of PennyMac Mortgage Investment Trust—Failure to Qualify.” In addition, any change in a partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements.” Further, items of income and deduction of such partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership’s taxable income.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

State, Local and Foreign Taxes

We and our subsidiaries and holders of common shares may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and holders of our common shares may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to holders of common shares as a credit against their U.S. federal income tax liability. Prospective investors are encouraged to consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares or other securities.

SELLING SHAREHOLDERS

Selling shareholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. Information about selling shareholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly by us or any selling shareholder to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods, or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling shareholder offers securities in a subscription rights offering to our existing shareholders, we or any selling shareholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or any selling shareholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we or any selling shareholder does not enter into a standby underwriting agreement, we or any selling shareholder may retain a dealer-manager to manage a subscription rights offering for us or such selling shareholder.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we or any selling shareholder offers through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we or any selling shareholder sells our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we or any selling shareholder offers.

If dealers are used in the sale of securities, we or any selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling shareholder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling shareholder may also sell the securities through agents designated by us or such selling shareholder from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or any selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling shareholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling shareholder and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling shareholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or any selling shareholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for our company or any selling shareholder in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. In addition, the description of U.S. federal income tax consequences contained in the section entitled “Certain U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PennyMac Mortgage Investment Trust incorporated by reference in this prospectus by reference to PennyMac Mortgage Investment Trust’s Annual Report on Form 10-K, and the effectiveness of PennyMac Mortgage Investment Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 19, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Current Reports on Form 8-K filed on March 20, 2024, May 21, 2024, May 24, 2024 and June 13, 2024;

•

the description of our common shares included in our registration statement on Form 8-A filed on July  23, 2009, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report for the purpose of updating such description;

•

the description of our Series A preferred shares included in our registration statement on Form 8-A filed on March  7, 2017, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report for the purpose of updating such description;

•

the description of our Series B preferred shares included in our registration statement on Form 8-A filed on June  30, 2017, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report for the purpose of updating such description; and

•

the description of our Series C preferred shares included in our registration statement on Form 8-A filed on August  20, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attn: Investor Relations, Telephone: (818) 224-7028.

$75,000,000

PENNYMAC CORP.

8.500% Exchangeable Senior Notes due 2029

guaranteed by

PennyMac Mortgage Investment Trust

PROSPECTUS SUPPLEMENT

December 18, 2025